UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to ss.240.14a-12

FLOWERS FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

We would like to extend an invitation for you to join us at our annual meeting of shareholders on June 5, 2015 at 11:00 a.m. at the Thomasville Municipal Auditorium in Thomasville, Georgia for the following purposes, as more fully described in this proxy statement:

1.	to approve amendments to our Restated Articles of Incorporation (“Articles of Incorporation”) and Amended and Restated Bylaws (“Bylaws”) to provide that, beginning in 2017, all directors will be elected on an annual basis for a term of one year (the “Declassification Amendments”);

2.	to elect as directors of the company the five nominees identified in this proxy statement, each to serve for a term of one year (or, if the Declassification Amendments are not approved, four nominees as Class II directors to serve until the annual meeting of shareholders for 2018 and one nominee as a Class III director to serve until the annual meeting of shareholders for 2016);

3.	to hold an advisory vote on the compensation of the company’s named executive officers;

4.	to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending January 2, 2016;

5.	to hold a vote on a shareholder proposal regarding the vesting of equity awards of executive officers upon a change of control, if properly presented at the annual meeting; and

6.	to hold a vote on a shareholder proposal regarding shareholder approval of certain future severance agreements for senior executives, if properly presented at the annual meeting.

In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.

The company has implemented the “Notice and Access” rule of the Securities and Exchange Commission (the “SEC”) that permits companies to send their shareholders a Notice that proxy materials are available — in electronic form on the Internet or in printed form by request — instead of mailing a printed proxy statement and annual report to every shareholder. By utilizing Notice and Access, we are able to speed delivery of the proxy materials, lower our distribution costs and reduce the environmental impact of proxy delivery. On or about April 24, 2015, we mailed to our shareholders a notice that contains instructions on how to access our 2015 proxy statement and 2014 annual report and vote online or to affirmatively elect to receive the proxy materials by mail.

Please carefully review the proxy materials. Your vote is important to us and to our business. We encourage you to vote using telephone or Internet voting prior to the annual meeting, so that your shares of Flowers Foods common stock will be represented and voted at the annual meeting even if you cannot attend. If you elected to receive paper copies of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided.

We hope to see you in Thomasville.

April 24, 2015

Thomasville, Georgia

George E. Deese	Allen L. Shiver
Non-Executive Chairman of the Board	President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 5, 2015

Flowers Foods, Inc.’s 2015 proxy statement and 2014 annual report are available at www.proxyvote.com.

Notice of Annual Meeting of Shareholders

June 5, 2015

11:00 a.m. Eastern Time

Thomasville Municipal Auditorium, 144 East Jackson Street, Thomasville, Georgia

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Flowers Foods, Inc. will be held on June 5, 2015 at 11:00 a.m. Eastern Time at the Thomasville Municipal Auditorium, 144 East Jackson Street, Thomasville, Georgia, for the following purposes:

(1)	to approve the Declassification Amendments to provide that, beginning in 2017, all directors will be elected on an annual basis for a term of one year;

(2)	to elect as directors of the company the five nominees identified in this proxy statement, each to serve for a term of one year (or, if the Declassification Amendments are not approved, four nominees as Class II directors to serve until the annual meeting of shareholders for 2018 and one nominee as a Class III director to serve until the annual meeting of shareholders for 2016);

(3)	to hold an advisory vote on the compensation of the company’s named executive officers;

(4)	to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending January 2, 2016;

(5)	to hold a vote on a shareholder proposal regarding the vesting of equity awards of executive officers upon a change of control, if properly presented at the annual meeting; and

(6)	to hold a vote on a shareholder proposal regarding shareholder approval of certain future severance agreements for senior executives, if properly presented at the annual meeting.

and to transact any other business as may properly come before the meeting and at any adjournment or postponement thereof; all as set forth in the proxy statement accompanying this notice.

Only record holders of issued and outstanding shares of our common stock at the close of business on April 2, 2015 are entitled to notice of, and to vote at, the annual meeting, or any adjournment or postponement thereof. A list of such shareholders will be open for examination by any shareholder at the annual meeting.

Shareholders can listen to a live audio webcast of the annual meeting on our website at www.flowersfoods.com. This webcast also will be archived on our website.

April 24, 2015

1919 Flowers Circle

Thomasville, Georgia 31757

By order of the Board of Directors,

Stephen R. Avera

Executive Vice President,

Secretary and General Counsel

FLOWERS FOODS, INC. - 2015 Proxy Statement    3

4    FLOWERS FOODS, INC. - 2015 Proxy Statement

Proxy Summary

To assist you in reviewing Flowers Foods’ 2014 performance and executive compensation, this summary highlights certain key elements of our financial performance and our proxy statement that are discussed in more detail elsewhere in the proxy materials. This summary does not contain all of the information that you should consider, and you should carefully review Flowers Foods’ Annual Report on Form 10-K for the year ended January 3, 2015 and the entire proxy statement before voting. Page references (“XX”) are supplied to help you find further information in this proxy statement.

2015 Annual Meeting of Shareholders

•	Date and Time: Friday, June 5, 2015 at 11:00 a.m.

•	Location: Thomasville Municipal Auditorium

•	Record Date: April 2, 2015

Voting Matters and Board Recommendations (page 47)

	Board Vote Recommendation	Page Reference (for more detail)
Approve Declassification Amendments to Provide that, Beginning in 2017, All Directors will be Elected on an Annual Basis for a Term of One Year	FOR	47
Election of Five Director-Nominees	FOR each Director-Nominee	49
Advisory Vote on Executive Compensation	FOR	50
Ratification of Independent Registered Public Accounting Firm	FOR	51
Shareholder Proposal Regarding Double-Trigger and Pro-Rata Vesting of Equity Awards	AGAINST	53
Shareholder Proposal Regarding Shareholder Approval of Future Severance Agreements	AGAINST	55

Business Highlights

(For more details, please see our Annual Report on Form 10-K for the fiscal year ended January 3, 2015 filed with the Securities and Exchange Commission on February 25, 2015)

During 2014, the Flowers Foods team focused on growing sales in our expansion markets and streamlining our operations. Sales growth in our expansion markets increased our total 2014 sales by over 2%. To support these increased volumes we added a bread line in our Modesto, California bakery during the first quarter, and during the second quarter, both added a bun line in our Henderson, Nevada bakery and opened a bakery in Knoxville, Tennessee, which was part of the group of assets we acquired in the Hostess bankruptcy liquidation.

We made good progress evaluating the other acquired facilities and disposing of non-strategic assets. During 2014 we realized net proceeds of $24.2 million from the sale of five bakeries and 17 warehouses. Ongoing carrying costs were also reduced, as we expect carrying costs in 2015 to be approximately $4.5 million less than in 2014. Looking ahead, we continue to see strength in our expansion markets and we anticipate utilizing another acquired facility during 2015.

Initiatives to improve operations resulted in better gross margins. At Lepage, we improved training to address issues experienced during the transition to independent distributors. These training programs began to bear fruit in the fourth quarter of 2014 and we anticipate further improvement throughout 2015. Additionally, we took advantage of opportunities to exit certain low-margin store brand and foodservice business. For example, we divested our Leo’s Foods operations, which allowed us to exit the low-margin corn tortilla business and focus on the retail flour tortilla business, which is well positioned to benefit from changing consumer tastes.

We utilized our strong cash flow to reduce risk and deliver value to our shareholders. In 2014, we paid down debt by $167.9 million, decreased our future pension liabilities by approximately 10%, repurchased over 2 million shares of our common stock, and increased our annualized dividend per share by 17.8%, as compared to a year ago. In 2015, we anticipate strong cash flow that will allow us to not only invest as necessary in our current operations, but also position us to consider future acquisition opportunities as they arise.

Financial highlights from the 53-week fiscal 2014:

•	Sales increased 0.4% to $3,749 million, reflecting positive net price/mix of 1.1%, decreased volume of 2.8%, contribution from the Sara Lee California acquisition of 0.4%, and the impact of the 53rd week, which increased sales by 1.7%.

•	Adjusted EBITDA margin was 11.4% of sales.(1)

•	Adjusted net income margin for the year was 5.1% of sales, or $0.90 per diluted share.(1) The extra week during fiscal 2014 added $0.01 per diluted share. Carrying costs related to the facilities acquired in the Hostess transaction negatively affected adjusted EPS by $0.06.

•	Cash flow from operating activities was $314 million.

(1)	Adjusted EBITDA margin, adjusted net income per share and adjusted net income margin differ from the measures reported under U.S. generally accepted accounting principles (“GAAP”). See Annex A for a reconciliation of non-GAAP financial measures to the nearest financial measure reported under GAAP.

FLOWERS FOODS, INC. - 2015 Proxy Statement    5

Governance of the Company (page 19)

•	Director Independence — Pursuant to our corporate governance guidelines, the nominating/corporate governance committee and the board of directors are required to annually review the independence of each director and director-nominee. The purpose of this annual review is to determine whether each director meets the applicable criteria for independence under the rules and regulations of the Securities and Exchange Commission (the “SEC”), the New York Stock Exchange Listed Company Manual (“NYSE Rules”) and our corporate governance guidelines. Only those directors who meet the applicable criteria for independence and the board of directors affirmatively determines have no direct or indirect material relationship with the company are considered independent directors. Additional guidelines apply to the members of the audit committee under the SEC rules and NYSE Rules.

•	Board Leadership Structure — Effective December 31, 2014, George E. Deese retired as executive chairman of the board of directors but continues to serve as non-executive chairman. In fiscal 2014, Benjamin H. Griswold, IV was elected as presiding director. Effective January 1, 2015, Manuel A. Fernandez retired from the board of directors. Effective January 1, 2015, James T. Spear was elected to the board of directors. With the active participation by all our directors, including 10 independent directors, we believe that the board leadership structure best positions Flowers to benefit from the respective strengths of our chief executive officer, non-executive chairman of the board of directors and presiding director.

•	On November 21, 2014, the board of directors determined that the company would submit a proposal to shareholders at the 2015 annual meeting to declassify its board of directors. The proposal is included in this proxy statement under Proposal I — Amendments to Restated Articles of Incorporation and Amended and Restated Bylaws.

Director Nominees (page 16)

Name	Age	Director since	Experience	Independent	Committee Memberships	Other Company Boards
Joe E. Beverly	73	2001	Retired vice chairman of Synovus Financial Corp.	Yes	Audit and Finance Committees	—
Amos R. McMullian	77	2001	Chairman emeritus of Flowers Foods; retired chairman of the board and chief executive officer of Flowers Foods	Yes	—	—
J. V. Shields, Jr.	77	2001	Chairman of Wellington Shields & Co., LLC	Yes	Nominating/Corporate Governance and Compensation Committees	—
David V. Singer	59	2010	Retired chief executive officer of Snyder’s Lance, Inc.	Yes	Compensation and Nominating/Corporate Governance Committees	SPX Corporation; Hanes Brands
James T. Spear	60	2015	Retired executive vice president and chief financial officer of Cadence Health	Yes	Audit and Finance Committees

6     FLOWERS FOODS, INC. - 2015 Proxy Statement

Executive Compensation (page 30)

2014 Compensation Developments

Effective beginning with grants made in 2015, all equity incentive awards will include a double-trigger vesting mechanism upon a change of control.

Summary of Our Compensation Practices (page 31)

Practices We Have Adopted	Practices We Do Not Engage in

•   Moderate pay targeted to the size-adjusted 50th percentile of market data

•   Long-term incentives that are performance-based, not merely time-vested

•   Multiple performance measures used in incentive plans

•   Capped incentives

•   Clawback policy

•   No perquisites

•   Stock ownership guidelines for our executives and outside directors

•   Moderate change of control severance arrangements

•   Beginning with 2015 grants, double-trigger equity vesting upon a change of control

•   Annual review of tally sheets by the compensation committee

•   Incentives that are risk-mitigated through plan design and administration

•   Compensation committee comprised solely of independent directors

•   Independent compensation consultant who reports directly to the committee

•   Anti-hedging policy for executives and outside directors

•   No employment agreements

•   No dividend equivalents on unvested performance shares

•   No income tax gross-ups

•   No excise tax gross-ups on change of control severance

•   No backdating or repricing of stock options

•   No pension credited service for years not worked

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2014 Executive Compensation Summary (page 39)

Named Executive Compensation

Set forth below is a summary of the 2014 compensation for each named executive officer of the company (the “Named Executives”) as determined under applicable SEC rules. Base salaries reflect an increase of 22.9% for Mr. Shiver; 7.9% for Mr. Kinsey; 4.5% for Mr. Lord; 13.0% for Mr. Alexander; and a decrease of 7.9% for Mr. Deese. Stock awards made in 2014 are performance-contingent and are established at market levels based on the industry survey data discussed under “Executive Compensation” — Compensation Discussion and Analysis — Compensation Benchmarking on page 33. All other compensation consists solely of employer contributions to retirement plans, as we offer no perquisites to our Named Executives. The information below should be read in connection with the explanatory information contained on page 32 under Compensation Discussion and Analysis and page 39 under Summary Compensation Table, and is qualified in its entirety by such information.

Name and Principal Position	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Allen L. Shiver President and Chief Executive Officer	847,885	2,680,960	413,768	93,207	66,959	4,102,779
George E. Deese(1) Executive Chairman of the Board	755,385	2,410,592	368,628	149,500	68,010	3,752,115
R. Steve Kinsey Executive Vice President and Chief Financial Officer	483,074	624,800	165,018	54,479	36,978	1,364,349
Gene D. Lord Executive Vice President and Chief Operating Officer/Executive Vice President	547,660	722,496	173,718	74,339	41,641	1,559,854
Bradley K. Alexander President of Flowers Bakeries/Executive Vice President and Chief Operating Officer	454,232	483,936	149,772	112,645	33,281	1,233,866
(1)	Mr. Deese retired as executive chairman effective December 31, 2014. He continues to serve the company as non-executive chairman.

8     FLOWERS FOODS, INC. - 2015 Proxy Statement

2014 Executive Total Compensation Mix (page 31)

The information below should be read in connection with the explanatory information contained on pages 31 to 32 under Compensation Discussion and Analysis — Mix of Compensation Opportunity, and is qualified in its entirety by reference to such explanatory information.

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FLOWERS FOODS, INC.

1919 Flowers Circle

Thomasville, Georgia 31757

PROXY STATEMENT FOR THE ANNUAL MEETING

OF SHAREHOLDERS TO BE HELD JUNE 5, 2015

This proxy statement and the accompanying form of proxy are being furnished to the shareholders of Flowers Foods, Inc. on or about April 24, 2015 in connection with the solicitation of proxies by the board of directors for use at the annual meeting of shareholders to be held on June 5, 2015 at 11:00 a.m. Eastern Time at the Thomasville Municipal Auditorium, 144 East Jackson Street, Thomasville, Georgia, and any adjournment or postponement of the meeting.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will:

(1)	vote to approve the Declassification Amendments to provide that, beginning in 2017, all directors will be elected on an annual basis for a term of one year;

(2)	vote to elect as directors of the company the five nominees identified in this proxy statement, each to serve for a term of one year (or, if the Declassification Amendments are not approved, four nominees as Class II directors to serve until the annual meeting of shareholders for 2018 and, one nominee as a Class III director to serve until the annual meeting of shareholders for 2016);

(3)	hold an advisory vote on compensation of the company’s Named Executives;

(4)	vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods for the fiscal year ending January 2, 2016;
(5)	vote on a shareholder proposal regarding the vesting of equity awards of executive officers upon a change of control, if properly presented at the annual meeting; and

(6)	vote on a shareholder proposal regarding shareholder approval of certain future severance agreements for senior executives, if properly presented at the annual meeting.

The shareholders will also transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting. In addition, Flowers Foods’ senior management team will report on the performance of the company and respond to questions from shareholders.

How do I attend the annual meeting in person?

Important note: If you plan to attend the annual meeting, you must follow these instructions to gain admission.

Pre-registration is required for attendance at the 2015 annual meeting, and you must be a Flowers Foods shareholder to register. The deadline for registration is May 29, 2015. All attendees will be required to present a valid, government-issued photo ID, such as a passport or driver’s license to gain admission.

Please visit www.flowersfoods.com, and click on Shareholders Meeting Pre-Registration.

10    FLOWERS FOODS, INC. - 2015 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How does the board of directors recommend that I vote on each proposal?

The board of directors recommends that you vote:

•	“FOR” the approval of the Declassification Amendments to provide that, beginning in 2017, all directors will be elected for a term of one year;

•	“FOR” the election of all the director-nominees to serve as directors until 2016 (or, if the Declassification Amendments are not approved, four directors as Class II directors to serve until the annual meeting of shareholders for 2018 and one director as a Class III director to serve until the annual meeting of shareholders for 2016, as applicable);

•	“FOR” the approval, on an advisory basis, of the compensation of the company’s Named Executives;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2016;

•	“AGAINST” the shareholder proposal regarding the vesting of equity awards of executive officers upon a change of control, if properly presented at the annual meeting; and

•	“AGAINST” the shareholder proposal regarding shareholder approval of certain future severance agreements for senior executives, if properly presented at the annual meeting.

What is a proxy?

A proxy is your legal designation of another person to vote the shares of Flowers Foods common stock you own as of the record date for the annual meeting. If you appoint someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated three of our executive officers as proxies for the annual meeting. These three officers are Allen L. Shiver, our president and chief executive officer, R. Steve Kinsey, our executive vice president and chief financial officer, and Stephen R. Avera, our executive vice president, secretary and general counsel.

Are the proxy materials available electronically?

Yes. Under SEC rules, Flowers Foods is making this proxy statement and its 2014 annual report available to its shareholders electronically on the Internet at www.proxyvote.com. On or about April 24, 2015, we mailed to our shareholders a notice (the “Notice”) containing instructions on how to access this proxy statement and our 2014 annual report online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Rather, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report on the Internet. The Notice also instructs you on how you may submit your proxy vote over the Internet.

If you received a Notice by mail but would like to receive a printed copy of the proxy statement and 2014 annual report, please follow the instructions contained on the Notice.

Who can vote?

To be eligible to vote, you must have been a shareholder of record of the company’s common stock at the close of business on April 2, 2015, which is the record date for the annual meeting. There were 210,048,959 shares of our common stock outstanding and entitled to vote on the record date.

How many votes do I have?

You are entitled to one vote on each of the five director-nominees, and one vote on each other matter to be voted upon at the annual meeting, for each share of common stock you held on the record date for the annual meeting. For example, if you owned 100 shares of our common stock on the record date, you would be entitled to 100 votes for each of the five director-nominees and for each other matter to be voted upon at the annual meeting.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

How do I vote?

You can vote in the following ways:

•	Voting by Mail. If you elect to receive your proxy materials by mail, you may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. The envelope does not require additional postage if you mail it in the United States.

•	Internet Voting. If you have Internet access, you may vote your shares from any location in the world by following the “Vote by Internet” instructions set forth on the Notice or the proxy card.

•	Telephone Voting. You may authorize the voting of your shares by following the “Vote by Telephone” instructions set forth on the proxy card.

•	Vote at the Meeting. If you attend the annual meeting and you are a registered shareholder, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting. If your shares are held in “street name” through a broker, bank or other record holder, to be eligible to vote your shares in person, you must obtain a legal proxy from your bank, broker or agent that specifies the number of shares you owned on the record date and bring the legal proxy with you to the annual meeting.

By executing and returning your proxy (either by returning the proxy card or by submitting your proxy electronically by the Internet or by telephone), you appoint Allen L. Shiver, R. Steve Kinsey and Stephen R. Avera to represent you at the annual meeting and to vote your shares at the annual meeting in accordance with your voting instructions. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders’ instructions have been recorded properly. Any shareholder voting by Internet should understand that there may be costs associated with electronic access, like usage charges from Internet access and telephone or cable service providers, that must be paid by the shareholder.

If I am a registered holder, what if I do not give any instructions on a particular matter described in this proxy statement when voting by mail?

Registered shareholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies that are signed and returned will be voted:

“FOR” approval of the Declassification Amendments, the election of each director-nominee, the approval, on an advisory basis, of the compensation of the company’s Named Executives, and the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2016; and

“AGAINST” both of the shareholder-sponsored proposals.

Can I change my vote after I have mailed my proxy card or after I have authorized the voting of my shares over the Internet or by telephone?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the annual meeting by doing any one of the following things:

•	Signing and delivering to our corporate secretary another proxy with a later date;
•	Giving our corporate secretary a written notice before or at the annual meeting that you want to revoke your proxy; or

•	Voting in person at the annual meeting.

Your attendance at the annual meeting alone will not revoke your proxy.

How do I vote my 401(k) shares?

If you participate in the Flowers Foods, Inc. 401(k) Retirement Savings Plan and you received the Notice, you may vote by Internet or telephone as previously described in this proxy statement. If you elect to receive your proxy materials by mail, you may vote by completing and signing the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. In addition, if you received a Notice by mail but

12    FLOWERS FOODS, INC. - 2015 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

would like to receive a printed copy of the proxy statement and 2014 annual report, please follow the instructions contained on the Notice. By voting, you will direct Great-West Trust Company, LLC, the Trustee of the 401(k) plan, how to vote the shares of Flowers Foods common stock allocated to your account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the

Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares you are eligible to vote is based on the number of shares in your account on the record date for the annual meeting.

Can I vote if my shares are held in “street name” by a bank or broker?

If your shares of Flowers Foods common stock are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Telephone and Internet voting are offered to shareholders who own their Flowers Foods shares through certain banks and brokers.

The proposal to approve the Declassification Amendments (Proposal I), the election of directors (Proposal II), the advisory proposal to approve the compensation of the company’s Named Executives (Proposal III), the shareholder proposal regarding the vesting of equity awards of executive officers upon a change of control, if properly presented at the annual meeting (Proposal V), and the shareholder proposal regarding shareholder approval of certain future severance agreements for senior executives, if properly presented at the annual meeting (Proposal VI) are considered non-discretionary matters under applicable NYSE Rules. A broker or other nominee cannot vote without instructions on non-discretionary matters, and therefore there may be broker “non-votes” on Proposal I, Proposal II, Proposal III, Proposal V and Proposal VI. The ratification of the appointment of our independent registered public accounting firm for fiscal 2015 (Proposal IV) is considered a discretionary matter under applicable rules, and a broker or other nominee may (but is not required to) vote “FOR” Proposal IV without instructions. Accordingly, it is important that you follow the voting instructions sent to you by the registered holder of your shares held in “street name” if you want your vote to be counted.

How will broker “non-votes” be treated?

Broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied but will not be included in vote totals and generally will not affect the outcome of the vote. However, a broker non-vote will have the same effect as a vote against Proposal I, which requires the affirmative vote of 66 2/3% of the outstanding shares of our common stock. A “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary power to vote.

In order for your shares to be voted on all matters presented at the annual meeting, including the election of directors, we urge all shareholders whose shares are held in street name by a brokerage firm to provide voting instructions to the brokerage firm.

How will abstentions be treated?

Abstentions will be counted as present in determining whether the quorum requirement is satisfied. However, abstentions will not be included in the vote totals and will have no effect on the outcome of the vote with respect to Proposals II, III, IV, V and VI. Abstentions will have the same effect as votes against Proposal I, which requires the affirmative vote of 66 2/3% of the outstanding shares of our common stock.

What constitutes a quorum?

The holders of at least a majority of the shares of our common stock entitled to vote at the annual meeting are required to be present in person or by proxy to constitute a quorum for the transaction of business. Abstentions and broker “non-votes” will be counted as present in determining whether the quorum requirement is satisfied. The aggregate number of votes cast by all shareholders present in person or represented by proxy at the meeting, whether those shareholders vote for or against the proposals, and the total number of votes cast for each of these proposals will be counted for purposes of determining whether the proposals have been approved by the shareholders.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the annual meeting, we may adjourn or postpone the annual meeting until a quorum is present. The time and place of the adjourned or postponed annual meeting will be announced at the time the adjournment is taken, and, unless such adjournment or postponement is for more than 120 days, no other notice will be given. An adjournment or postponement will have no effect on the business that may be conducted at the annual meeting.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What vote is required for each matter to be voted upon at the annual meeting?

•	Approval of Proposal I requires the affirmative vote of 66 2/3% of the outstanding shares of our common stock.

•	With regard to Proposal II, each of the 5 nominees for director who receive a majority of the votes cast at the meeting in person or by proxy will be elected (meaning the number of shares voted “FOR” a director-nominee must exceed the number of votes cast “AGAINST” that nominee), subject to the board of directors’ existing policy regarding resignations by directors who do not receive a majority of “FOR” votes, which is described in our Corporate Governance Guidelines.

•	Approval of Proposals III, IV, V and VI require the affirmative vote of the holders of a majority of the shares of our common stock present at the meeting in person or by proxy.

Will any other business be conducted at the annual meeting or will other matters be voted on?

At this time, the board of directors does not know of any other business to be brought before the meeting, but if any other business is properly brought before the meeting, the persons named as proxies, Messrs. Shiver, Kinsey and Avera, will exercise their judgment in deciding how to vote or otherwise act at the annual meeting with respect to that matter or proposal.

Where can I find the voting results from the annual meeting?

We will report the voting results on a current report on Form 8-K, which we expect to file with the SEC on or before June 11, 2015.

How and when may I submit a shareholder proposal for the 2016 annual meeting?

For information on how and when you may submit a shareholder proposal for the 2016 annual meeting, please refer to the section entitled “2016 Shareholder Proposals” in this proxy statement.

Who pays the costs of soliciting proxies?

We will pay the cost of soliciting proxies. We have engaged Okapi Partners LLC to assist in the solicitation of votes for a fee of $9,000, plus out-of-pocket expenses. In addition, our directors and officers may solicit proxies in person, by telephone or facsimile but will not receive additional compensation for these services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

How can I obtain an Annual Report on Form 10-K?

The notice of the annual meeting, the proxy statement and the annual report are available on the Internet at www.proxyvote.com. You may also receive a copy of the annual report free of charge by sending a written request to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Investor Relations Department.

If you elected to receive your proxy materials by mail, a copy of Flowers Foods’ annual report, which includes our Form 10-K and our financial statements for the fiscal year ended January 3, 2015, is included in the mailing of this proxy statement.

The annual report does not form any part of the material for the solicitation of proxies.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Can I elect to receive future notices and proxy materials electronically?

Yes. If you are a registered shareholder or if you participate in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, go to the company’s website, www.flowersfoods.com, and follow the instructions for signing up for electronic delivery of proxy materials. Those shareholders signing up for this service will receive all future proxy materials, including the Notice, proxy statement and annual report electronically. Please call Lisa Hay, our manager of shareholder relations, at (229) 226-9110 if you need assistance.

If you hold your shares in a brokerage account or bank you may also have the opportunity to receive these documents electronically. Please contact your brokerage service, bank or financial advisor to make arrangements for electronic delivery of your proxy materials.

If I cannot attend the annual meeting, will a webcast be available on the Internet?

Shareholders can listen to a live audio webcast of the annual meeting over the Internet on the company’s website at www.flowersfoods.com. This webcast also will be archived on the site.

We have included the website address for reference only. The information contained on our website is not incorporated by reference into this proxy statement and does not form any part of the materials used for the solicitation of proxies.

Who should I contact if I have any questions?

If you have any questions about the annual meeting or your ownership of our common stock, please contact Marta J. Turner, our executive vice president of corporate relations, at the above address or by calling (229) 226-9110.

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DIRECTORS AND CORPORATE GOVERNANCE

Class I Directors Serving Until 2017

Benjamin H. Griswold, IV, age 74, is partner and chairman of Brown Advisory. Mr. Griswold retired in February 2005 as senior chairman of Deutsche Bank Securities, a position he had held since 1999. Prior to that time, Mr. Griswold held several positions with Alex. Brown & Sons, ultimately being elected the firm’s chairman of the board. Following the merger of Alex. Brown and Bankers Trust New York, he became senior chairman of BT Alex. Brown, which was acquired by Deutsche Bank in 1999. Mr. Griswold also served on the board of the New York Stock Exchange, completing his term in 1999. He has been non-executive chairman of W.P. Carey Inc. (NYSE) since 2012 and a director since 2006. He also serves as a director of Stanley Black & Decker, Inc. (NYSE) (2001-present) and as a trustee emeritus of Johns Hopkins University. Mr. Griswold joined the board of directors in February 2005. Mr. Griswold has extensive experience in investment banking, corporate finance and strategic planning.

Margaret G. Lewis, age 60, is the retired president of HCA’s Capital Division, which includes facilities in northern, central and southwestern Virginia, New Hampshire, Indiana and Kentucky, and has served as a director of the company since May 2014. She began her career with HCA in 1978 and held several positions in nursing management and quality management before becoming chief nursing officer of HCA’s Richmond Division in 1997. Ms. Lewis became chief operating officer of CJW Medical Center in 1998 and chief executive officer in 2001. She is a registered nurse and a diplomat of the American College of Healthcare Executives. Ms. Lewis has served as a director of the Federal Reserve Bank of Richmond since September 2013. She previously served as a director of Smithfield Foods from 2011 to 2013. Ms. Lewis brings extensive leadership experience and management skills to the board of directors. Her variety of senior management roles provides expertise in executive decision-making and strategic planning.

Allen L. Shiver, age 59, was elected president and chief executive officer of the company effective May 22, 2013 and has served as a director of the company since that date. Mr. Shiver was president of Flowers Foods from January 2010 to May 22, 2013. Mr. Shiver previously served as executive vice president and chief marketing officer of Flowers Foods from May 2008 to January 2010. He previously served as president and chief operating officer of the warehouse delivery segment from April 2003 until May 2008. Prior to that, he served as president and chief operating officer of Flowers Snack from July 2002 until April 2003. Prior to that Mr. Shiver served as executive vice president of Flowers Bakeries from 1998 until 2002, as a regional vice president of Flowers Bakeries in 1998 and as president of Flowers Baking Company of Villa Rica from 1995 until 1998. Prior to that time, Mr. Shiver served in various sales and marketing positions at Flowers Bakeries. Mr. Shiver joined the company in 1979. Mr. Shiver has extensive operational and financial experience as an executive in various capacities during his over 33-year career with the company.

C. Martin Wood III, age 71, has been a partner in Wood Associates, a private investment firm, since January 2000. He retired as senior vice president and chief financial officer of Flowers Industries, Inc. on January 1, 2000, a position that he had held since 1978. Mr. Wood has served as a director of Flowers Foods since March 2001 and he previously served as a director of Flowers Industries, Inc. from 1975 until March 2001. Mr. Wood joined the company in 1970. Mr. Wood also serves as senior active trustee on the board of Archbold Medical Center and as a trustee for the Archbold Foundation. Mr. Wood has a high degree of financial literacy and extensive knowledge of the company gained through his 43 years of service with the company, 22 of which he served as its chief financial officer.

Former Class II Director-Nominees Serving Until 2016 (assuming the approval of Proposal I)

Joe E. Beverly, age 73, has been chairman emeritus of Commercial Bank in Thomasville, Georgia, a division of Synovus Bank, which is a wholly-owned subsidiary of Synovus Financial Corp. (NYSE), a financial services company, since June 2014. He served as chairman from 1989 until June 2014. He is also the retired vice chairman of the board of directors of Synovus Financial Corp. In addition, he previously served on the board of directors of Plum Creek Timber (NYSE). He was president of Commercial Bank from 1973 to 1989. Mr. Beverly has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from August 1996 until March 2001. Mr. Beverly has a high degree of financial literacy and an extensive background in banking and finance.

Amos R. McMullian, age 77, chairman emeritus of Flowers Foods, retired as chairman of the board of directors of Flowers Foods effective January 1, 2006, a position he had held since November 2000. He previously served as chief executive officer of Flowers Foods from November 2000 to January 2004. Mr. McMullian previously served as chairman of the board of directors of Flowers Industries, Inc. from 1985 until March 2001 and as its chief executive officer from 1981 until March 2001. Mr. McMullian previously served on the board of directors of Hughes Supply (2001-2006). Mr. McMullian has extensive operational and financial experience as an executive in various capacities during his 50-year career with the company, 24 years of which he served as the chief executive officer. Mr. McMullian joined the company in 1963.

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J.V. Shields, Jr., age 77, has been chairman of Wellington Shields & Co., LLC, a diversified financial services company and member of the New York Stock Exchange, since 2009, following the merger of Shields & Co. with H.G. Wellington & Co. Prior to the merger, Mr. Shields had been chairman of the board of directors and chief executive officer of Shields & Co. since 1982. Mr. Shields also is chairman of Capital Management Associates, Inc., and chairman of Wellington Shields Capital Management LLC, both registered investment advisors, and was chairman and director of The BBH Funds, the Brown Brothers Harriman mutual funds group, from 1990-January 2014. He has served as a director of Flowers Foods since March 2001, and he previously served as a director of Flowers Industries, Inc. from March 1989 until March 2001. Mr. Shields has extensive corporate finance and investing experience and has operational and financial experience from his service as a chief executive officer of Shields & Co.

David V. Singer, age 59, is the retired chief executive officer of Snyder’s-Lance, Inc. (NASDAQ), a position he served in from 2010, following the merger of Lance, Inc. and Snyder’s of Hanover, Inc, to 2014. He previously served as the president and chief executive officer of Lance, Inc. from 2005 until the merger with Snyder’s in 2010. He was the executive vice president and chief financial officer of Coca-Cola Bottling Co. Consolidated, Charlotte, NC, from 2001 until 2005 and vice president and chief financial officer of Coca-Cola Bottling Co. Consolidated from 1987 until 2001. Mr. Singer was a director of Snyder’s-Lance, Inc. from 2010 to 2014 and previously served as a director of Lance, Inc. from 2003-2010. He joined Flowers Foods’ board of directors on January 1, 2010. Mr. Singer was elected as a director of SPX Corporation (NYSE) and Brunswick Corporation (NYSE) in 2013 and as a director of Hanesbrands, Inc. (NYSE) in 2014. Mr. Singer has management and financial experience as well as operational and financial experience as the chief executive officer of a publicly traded consumer products company.

Former Class III Director-Nominee Serving Until 2016 (assuming the approval of Proposal I)

James T. Spear, age 60, joined the company’s board of directors on January 1, 2015. Mr. Spear is the retired executive vice president and chief financial officer of Cadence Health, where he served from 2006 to 2012. Prior to that Mr. Spear served as vice president finance at Keebler Foods and also operated an independent advisory and consulting business. Since his retirement, Mr. Spear has periodically engaged in various consulting activities. Mr. Spear also currently serves on the board of directors of both The Trust Company of Illinois and The Trinity Forum. He also serves on the board of advisors to the J. D. Hastert Center for Economics, Government, and Public Policy at Wheaton College, where he also serves an adjunct professor. Since 2013, the National Association of Corporate Directors has designated Mr. Spear as a Board Leadership Fellow. Mr. Spear has extensive food and health care industry, and leadership experience with public and private companies along with expertise in acquisitions and divestitures, financial reporting and auditing, corporate finance, risk management, information technology, investor relations, and strategic planning.

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DIRECTORS AND CORPORATE GOVERNANCE

Class III Directors Serving Until 2016

Franklin L. Burke, age 73, has been a private investor since 1991. He is the retired senior executive vice president and chief operating officer of Bank South Corp., an Atlanta, Georgia banking company, and the retired chairman and chief executive officer of Bank South, N.A., the principal subsidiary of Bank South Corp. He has served as a director of Flowers Foods since March 2001. Mr. Burke previously served as a director of Flowers Industries, Inc. from 1994 until March 2001 and as a director of Keebler Foods Company from 1998 until March 2001. Mr. Burke has a high level of financial literacy and extensive experience in corporate finance and banking, as well as operational and financial experience as a chief executive officer.

George E. Deese, age 69, served as executive chairman of the board of directors of the company from May 22, 2013 until he retired December 31, 2014 and continues to serve as non-executive chairman. Mr. Deese was chief executive officer of Flowers Foods from January 2004 until May 2013. Mr. Deese has served as a director of Flowers Foods since June 2004 and chairman of the board of directors since January 1, 2006. Previously, he served as president and chief operating officer of Flowers Foods from May 2002 to January 2004 and as president and chief operating officer of Flowers Bakeries, the company’s core business division, from 1983 to May 2002. Mr. Deese joined the company in 1964. He is a board member of the Grocery Manufacturers of America (GMA), and serves as a trustee of the Georgia Research Alliance. Mr. Deese previously served as chairman of the American Bakers Association (ABA) and on the ABA board and executive committee. He previously served as vice chairman of the board for Quality Bakers of America (QBA) and as a member of the QBA board for 15 years. Mr. Deese has gained extensive operational and financial experience as an executive in various capacities during his 50-year career with the company.

Melvin T. Stith, Ph.D., age 68, is professor of marketing at the Whitman School of Management at Syracuse University in New York. He previously served as dean of the Whitman School of Management from 2005 to 2013. Prior to that time, he was dean of the College of Business at Florida State University in Tallahassee and the Jim Moran Professor of Business Administration. He also is a director of Synovus Financial Corp. (NYSE) (1998-present) and Aflac Incorporated (NYSE) (2012-present). Dr. Stith previously served as a director of Keebler Foods Company from 1999 to 2001. He has served as a director of Flowers Foods since July 2004. Dr. Stith has a significant background in marketing and accounting, has a high level of financial literacy and brings a unique academic perspective to the board of directors.

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CORPORATE GOVERNANCE

General

We believe that good corporate governance is essential to ensure that the company is effectively managed for the long-term benefit of our shareholders. We have thoroughly reviewed our corporate governance policies and practices and compared them with those recommended by corporate governance advisors and the practices of other publicly-held companies.

Based upon this review we have adopted the following corporate governance documents:

•	Corporate Governance Guidelines

•	Audit Committee Charter

•	Compensation Committee Charter

•	Nominating/Corporate Governance Committee Charter
•	Finance Committee Charter

•	Code of Business Conduct and Ethics for Officers and Members of the Board of Directors

•	Stock Ownership Guidelines for Executive Officers and Non-Employee Directors

•	Flowers Foods, Inc. Employee Code of Conduct

•	Disclosure Policy

You can access the full text of all these corporate governance documents on our website at www.flowersfoods.com by clicking on the “Investor Center” tab and selecting “Corporate Governance.” You can also receive a copy of these documents by writing to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attn: Investor Relations Department.

Determination of Independence

Pursuant to our corporate governance guidelines, the nominating/corporate governance committee and the board of directors are required to annually review the independence of each director and director-nominee. During this review, transactions and relationships among each director or any member of his or her immediate family and the company are considered, including, among others, all commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and those reported in this proxy statement under “Transactions with Management and Others.” In addition, transactions and relationships among directors or their affiliates and members of senior management and their affiliates are examined. The purpose of this annual review is to determine whether each director meets the applicable criteria for independence in accordance with the SEC rules, NYSE Rules and our corporate governance guidelines. Only those directors who meet the applicable criteria for independence and the board of directors affirmatively determines to have no direct or indirect material relationship with the company are considered independent directors.

As part of our corporate governance guidelines, we have adopted categorical standards which provide that certain relationships will be considered material relationships and will preclude a director’s independence. Under these standards, an “independent” director is one who:

•	has not been employed by the company or any of its subsidiaries or affiliates, or whose immediate family member has not been employed as an executive officer by the company, within the previous three years;

•	does not, or whose immediate family member does not, receive more than $120,000 per year in direct compensation from the company, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service (such person is presumed not to be “independent” until three years after he or she (or their immediate family member) ceases to receive more than $120,000 per year in such compensation); provided that compensation received by an immediate family member for service as an employee of the company (other than as an executive officer) need not be considered;
•	is not affiliated with or employed by, or whose immediate family member is not affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the company (such person is not “independent” until three years after the end of either the affiliation or the auditing relationship);

•	is not employed, or whose immediate family member is not employed, as an executive officer of another company where any of Flowers Foods’ present executives serve on such other company’s compensation committee (such person is not “independent” until three years after the end of such service or the employment relationship); and

•	is not a current employee, or whose immediate family member is not a current executive officer, of a company that has made payments to, or received payments from, Flowers Foods for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The nominating/corporate governance committee and the board of directors conducted the required annual independence review in February 2015. Upon the recommendation of the nominating/corporate governance committee, the board of directors affirmatively determined that a majority of our directors and director-nominees are independent of the company and its management as required by the NYSE Rules and the corporate governance guidelines. Messrs. Beverly, McMullian, Shields, Singer and Spear are independent directors and director-nominees. Messrs. Burke, Griswold, Stith and Wood and Ms. Lewis are independent directors. Mr. Fernandez and Ms. Ward were independent directors during their service on the board of directors in 2014. Mr. Deese is considered an inside director because of the proximity of his employment with the company as executive chairman and Mr. Shiver is an inside director because he is currently the president and chief executive officer of the company. In evaluating Mr. Spear’s independence, the board of directors considered certain consulting relationships Mr. Spear had with the company prior to his election as director. Each director and director-nominee abstained from voting on his or her own independence.

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DIRECTORS AND CORPORATE GOVERNANCE

The foregoing discussion of director independence is applicable only to service as a member of the board of directors, the compensation committee and the nominating/corporate governance committee. Additional guidelines apply to the members of the audit committee under the SEC rules and NYSE Rules.

Presiding Director

Pursuant to the corporate governance guidelines, the board of directors created the position of “presiding director,” whose primary responsibilities are to preside over periodic executive sessions of the board of directors in which management directors and other members of management do not participate and to:

•	serve as the liaison between the chairman of the board of directors and the outside, independent directors of the company;

•	oversee information sent by the company to the members of the board of directors;
•	review meeting agendas and schedules for the board of directors;

•	call meetings of the independent, non-management directors; and

•	be available for consultation and director communication with shareholders.

Each year at the meeting of the board of directors following the annual meeting, a presiding director is appointed among the independent directors to serve until the company’s annual meeting of shareholders the following year. On May 21, 2014, Benjamin H. Griswold, IV was appointed to serve as the presiding director until the 2015 annual meeting of shareholders.

The Board of Directors and Committees of the Board of Directors

In accordance with the company’s amended and restated bylaws, the board of directors has set the number of members of the board of directors at twelve. The board of directors held eight meetings in fiscal 2014, and no incumbent director attended fewer than 75% of the aggregate of:

•	the total number of meetings of the board of directors held during the period for which he or she has been a director; and
•	the total number of committee meetings held by all committees of the board of directors on which he or she served during the periods that he or she served.

The board of directors has established several standing committees: an audit committee, a nominating/corporate governance committee, a compensation committee and a finance committee. The board of directors has adopted a written charter for each of these committees, all of which are available on the company’s website at www.flowersfoods.com.

The following table describes the current members of each of the committees and the number of meetings held during fiscal 2014:

	Audit Committee	Nominating/Corporate Governance Committee	Compensation Committee	Finance Committee
Joe E. Beverly*	X			X
Franklin L. Burke*	Chair			X
George E. Deese
Benjamin H. Griswold, IV*		Chair	X
Margaret G. Lewis*	X			X
Amos R. McMullian*
J.V. Shields, Jr.*		X	X
Allen L. Shiver
David V. Singer*		X	Chair
James T. Spear*	X			X
Melvin T. Stith*		X	X
C. Martin Wood III*	X			Chair
NUMBER OF MEETINGS	9	4	4	6
*	Independent Directors.

Audit Committee

Under the terms of the audit committee charter, the audit committee represents and assists the board of directors in fulfilling its oversight responsibilities with respect to:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;
•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of the company’s internal audit function and the independent registered public accounting firm.

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The audit committee’s duties and responsibilities include:

•	responsibility for overseeing our financial reporting process on behalf of the board of directors;

•	direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent registered public accounting firm employed by the company, which reports directly to the committee, and sole authority to pre-approve all services to be provided by the independent auditor;

•	review and discussion of our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm;

•	review of the internal audit function’s organization, plans and results and of the qualifications and performance of our independent registered public accounting firm (our internal audit function and its compliance officer report directly to the audit committee);

•	review with management and our independent public accounting firm the effectiveness of our internal controls;
•	review with management any material legal matters and the effectiveness of our procedures to ensure compliance with our legal and regulatory responsibilities, including the monitoring of our whistle-blower hotline;

•	discussion of guidelines and policies with respect to risk assessment and risk management to assess and manage the company’s exposure to risk; and

•	oversight of the company’s enterprise risk management activities (“ERM”), with the full understanding that responsibility for ERM continues to be shared by the entire board of directors and all directors have the authority and obligation to scrutinize the company’s ERM efforts.

The board of directors has determined that all audit committee members are “independent” under NYSE Rules, SEC rules and regulations and our corporate governance guidelines. The board of directors has also determined that Mr. Wood is an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K of the Securities Act of 1933. Each member of the audit committee is financially literate, knowledgeable and qualified to review financial statements.

Nominating/Corporate Governance Committee

Under the terms of its charter, the nominating/corporate governance committee is responsible for considering and making recommendations to the board of directors with regard to the function and needs of the board of directors, and the review and development of our corporate governance guidelines. In fulfilling its duties, the nominating/corporate governance committee shall:

•	receive identification of individuals qualified to become board members;

•	select, or recommend that the board of directors select, the director-nominees for our next annual meeting of shareholders;

•	evaluate incumbent directors;

•	develop and recommend corporate governance principles applicable to the company;

•	review possible conflicts of interest of directors and management and make recommendations to prevent, minimize or eliminate such conflicts;
•	make recommendations to the board of directors regarding the independence of each director;

•	review director compensation;

•	oversee the evaluation of the board of directors and management;

•	oversee risks related to ethics issues, shareholder activism, change of control, investor relations and corporate structure; and

•	perform any other duties and responsibilities delegated to the committee from time to time.

The board of directors has determined that all members of the nominating/corporate governance committee are “independent” under the NYSE Rules and our corporate governance guidelines. For information relating to nomination of directors by shareholders, please see “Selection of Director-Nominees.”

Compensation Committee

Under the terms of its charter, the compensation committee has overall responsibility for evaluating and approving the company’s compensation plans, policies and programs. The compensation committee’s duties and responsibilities include:

•	review and approval of corporate goals and objectives relevant to our chief executive officer’s compensation, evaluation of our chief executive officer’s performance in light of these goals and objectives, and, either as a committee or together with the other independent directors (as directed by the board of directors), determination and approval of our chief executive officer’s compensation level based on this evaluation;

•	making recommendations to the board of directors with respect to senior officer compensation, incentive-compensation plans and equity-based plans;
•	administration of equity-based incentive plans and other plans adopted by the board of directors that contemplate administration by the compensation committee;

•	overseeing regulatory compliance with respect to compensation matters;

•	review of employment agreements (if any), severance agreements and any severance or other termination payments proposed with respect to any of our executive officers;

•	overseeing risks related to executive compensation disclosures, human capital needs, intellectual capital loss, labor relations, employee retention and public compensation disclosures; and

•	production of a report on executive compensation for inclusion in our proxy statement for the annual meeting of shareholders.

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DIRECTORS AND CORPORATE GOVERNANCE

For fiscal 2014, the compensation committee completed its annual review of our compensation philosophies and practices with respect to our employees and concluded that the risk arising from such policies and practices are not reasonably likely to have a material adverse affect on us. While risk is inherent in any strategy for growth, the company’s compensation programs minimize risk through the following design elements, among others:

•	balanced incentive plans designed to reward both annual and long-term performance, and both internal and stock price performance;

•	incentive goals set at the corporate level;

•	capped incentives;
•	beginning with 2015 grants, double-trigger equity vesting upon a change of control;

•	stock ownership guidelines requiring the Named Executives to own a significant amount of our stock; and

•	a recoupment (clawback) policy for equity grants and cash bonuses if they are paid based on incorrect financial results due to knowing misconduct by a participant.

The board of directors has determined that all members of the compensation committee are “independent” under NYSE Rules, SEC rules and regulations and our corporate governance guidelines.

Finance Committee

The duties and responsibilities of the finance committee are to:

•	make recommendations to the board of directors with respect to (i) management’s capital expenditure plans and other uses of the company’s cash flows (including the financial impact of stock repurchases, acquisitions and the payment of dividends), (ii) the company’s credit facilities, (iii) commodities hedging and (iv) liquidity matters;

•	make plan design recommendations to the board of directors with respect to the approval, adoption and any significant amendment of all defined benefit and defined contribution retirement plans;

•	recommend to the board of directors appointments to and have oversight over the Fiduciary Oversight Committee; and
•	be responsible for oversight of risks regarding the following matters:

•	Leverage and debt service/cash flow

•	Access to capital

•	Deployment of capital

•	Mergers and acquisitions

•	Benefit plan funding and multi-employer pension plan funding

•	Use of derivatives, including for commodity and foreign currency exchange

•	Global procurement and interruption of supply chain

•	Volatility of inventory because of inflation or deflation

•	Energy availability and cost, including unstable fuel costs

Board Leadership Structure

Mr. Deese retired as executive chairman of the board of directors effective December 31, 2014, but remains non-executive chairman and continues to provide guidance regarding the strategic direction of the company. Mr. Shiver, in his role as president and chief executive officer, has primary responsibility for the day-to-day operations of the company. In his role as non-executive chairman of the board of directors, Mr. Deese will continue to set the strategic priorities for the board of directors (with input from the presiding director), preside over its meetings and communicate its strategic findings and guidance to management. The board of directors believes that the close working relationship between the chief executive officer and non-executive chairman of the board of directors will continue to provide consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy. The board of directors further believes that Mr. Deese’s continued active role on the board of directors is important in unifying the company’s strategy behind a consistent vision as the company transitions through its established succession plans.

As noted earlier, the independent non-management directors appointed Mr. Griswold as independent presiding director in fiscal 2014, which provides balance to the board of directors’ structure. With a supermajority of independent directors, an audit committee, compensation committee, nominating/corporate governance committee and finance committee each comprised entirely of independent directors, and an independent presiding director to oversee all meetings of the non-management directors, the company’s board of directors believes the existing leadership structure provides for an appropriate balance that best serves the company and its shareholders. The board of directors annually reviews its leadership structure to ensure that it remains the optimal structure for the company and our shareholders.

Risk Management

The board of directors is actively involved in oversight of risks that could affect the company. This oversight is conducted primarily through the audit committee, as described above and in the audit committee charter, but the full board of directors has retained responsibility for general oversight of risks. Specifically, the board of directors has responsibility for overseeing, reviewing and monitoring the company’s overall risks, and each board committee is responsible for the oversight of specific risk areas relevant to its purpose as provided in the committee charters. The overall responsibility of the board of directors and its committees is enabled by an enterprise risk management model and process implemented by management that is designed to identify, assess, manage and mitigate risks. The board of directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports to the board of directors directly from executive

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officers responsible for oversight of particular risks within the company. In addition, the compensation committee, nominating/corporate governance committee and finance committee are responsible for the oversight of specific risks, as described above and in each committee’s charter. The company believes that its leadership structure, discussed in detail above, supports the risk oversight function of the board of directors. Strong directors chair the various board committees involved with risk oversight, there is open communication between management and directors and all directors are actively involved in the risk oversight function.

Relationships Among Certain Directors

J.V. Shields, Jr. and C. Martin Wood III are married to sisters.

Attendance at Annual Meetings

In accordance with our corporate governance guidelines, directors are expected to rigorously prepare for, attend and participate in all meetings of the board of directors and meetings of the committees on which they serve and to devote the time necessary to appropriately discharge their responsibilities. Aside from these requirements, the company does not maintain a formal policy for attendance by directors at annual meetings of shareholders. However, all of our directors attended the annual meeting of shareholders held on May 21, 2014, except for Margaret Lewis who was elected to board at the 2014 annual meeting.

Selection of Director-Nominees

The nominating/corporate governance committee identifies and considers director candidates recommended by its members and other board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective director-nominee for the committee’s consideration should submit the candidate’s name and qualifications to Flowers Foods, Inc., 1919 Flowers Circle, Thomasville, Georgia 31757, Attention: Executive Vice President, Secretary and General Counsel. The nominating/corporate governance committee will also consider whether to recommend for nomination any person identified by a shareholder pursuant to the provisions of our amended and restated bylaws relating to shareholder nominations. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the nominating/corporate governance committee.

The nominating/corporate governance committee believes that any director-nominee must meet the director qualification criteria set forth in our corporate governance guidelines before such director-nominee can be recommended for election to the board of directors. These factors include:

•	integrity and demonstrated high ethical standards;

•	the ability to express opinions, raise tough questions and make informed, independent judgments;

•	experience managing or operating public companies;

•	knowledge, experience and skills in at least one specialty area;
•	ability to devote sufficient time to prepare for and attend board of directors meetings;

•	willingness and ability to work with other members of the board of directors in an open and constructive manner;

•	ability to communicate clearly and persuasively; and

•	diversity in background, personal and professional experience, viewpoints or other demographics.

The nominating/corporate governance committee considers these factors as it deems appropriate, as well as other factors it determines are pertinent in light of the current needs of the board of directors. The nominating/corporate governance committee may use the services of a third-party executive search firm to assist it in identifying and evaluating possible director-nominees.

In addition, our corporate governance guidelines state that no person may stand for election or reelection to the board of directors after turning 75 years old. However, the board of directors has granted a one-year waiver from this restriction for Amos R. McMullian and J.V. Shields, Jr. who are standing for reelection to the board of directors at the 2015 annual meeting. The board of directors deems Mr. McMullian’s experience as the former chairman of the board of directors and chief executive officer of the company and Mr. Shields’ long tenure on the board of directors and financial experience as critical to the company.

Shareholder & Other Interested Party Communication with Directors

The board of directors will give proper attention to written communications that are submitted by shareholders and other interested parties and will respond if appropriate. Shareholders and other interested parties interested in communicating directly with the board of directors as a group, the independent, non-management directors as a group or any individual director may do so by writing to Presiding Director, Flowers Foods Inc., 1919 Flowers Circle,

Thomasville, GA 31757. Absent circumstances contemplated by committee charters, the chair of the nominating/corporate governance committee and the presiding director, with the assistance of our executive vice president, secretary and general counsel will monitor and review all correspondence from shareholders and other interested parties and provide copies or summaries of such communications to other directors as they deem appropriate.

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DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR COMPENSATION

General

Based upon the recommendations of the nominating/corporate governance committee, the board of directors considers and establishes director compensation. An employee of the company who also serves as a director does not receive any additional compensation for serving as a director or as a member or chair of a board committee.

2014 Director Compensation Package

During 2014, the directors’ compensation package for non-employee directors was based on the following principles:

•	a significant portion of director compensation should be aligned with creating and sustaining shareholder value;

•	directors should have an equity interest in the company; and

•	total compensation should be structured to attract and retain a diverse and truly superior board of directors.

The nominating/corporate governance committee periodically reviews the status of director compensation in relation to other comparable companies and other factors it deems appropriate. In addition, in 2014 the nominating/corporate governance committee engaged Meridian Compensation Partners (“Meridian”), an independent compensation consultant, to assist the committee in its assessment of the competitiveness of director compensation.

Cash and Stock Compensation

With the above principles in mind, the compensation package in 2014 for non-employee directors comprised the following:

•	an annual cash retainer of $95,000 for all non-employee directors;

•	an annual cash retainer of $15,000 for the chairman of the audit committee;

•	an annual cash retainer of $12,500 for the chairman of the compensation committee;

•	an annual cash retainer of $10,000 for the chairman of the nominating/corporate governance committee;
•	an annual cash retainer of $10,000 for the chairman of the finance committee;

•	an annual cash retainer of $5,000 for each member of the audit committee;

•	an annual cash retainer of $17,500 for the presiding director; and

•	an annual award of deferred stock valued at $120,000 for all non-employee directors (which vests one year from the date of grant) based upon the closing price of the company’s common stock on May 23, 2014.

Additional Compensation Program Details

Non-employee directors are eligible to participate in the 2014 Omnibus Equity and Incentive Compensation Plan (the “Omnibus Plan”) and the Executive Deferred Compensation Plan (the “EDCP”). In 2014, the Omnibus Plan replaced the Equity Incentive Compensation Plan (the “EPIP”), the Annual Executive Bonus Plan (the “Bonus Plan”) and the Stock Appreciation Rights Plan (the “SAR”). Deferred stock awards granted to non-employee directors in January 2014 were made under the EPIP and awards granted to non-employee directors in May 2014 were made under the Omnibus Plan.

Non-employee directors have the option to convert their annual cash board retainer fees into deferred stock equal in value to the cash payments they would otherwise have received. These deferred shares vest one year from the date of grant and are prorated based on service. Accumulated dividends are paid upon the delivery of the shares. Prior to 2015, directors also had the option to convert their annual cash board of directors retainer fees into deferred stock equal in value to 130% of the cash payments these directors would have received. That program was discontinued during 2014.

Non-employee directors may alternatively elect to defer all or any portion of their annual retainers and cash committee fees into an interest-bearing account in the Executive Deferred Compensation Plan (the “EDCP”). Generally, the deferral plus interest is paid to the director upon retirement or termination from the company’s board of directors.

Stock appreciation rights granted in years prior to 2007 offered directors a cash payment equal to the difference between the value of the shares underlying the stock appreciation rights on the exercise date and the exercise price. Such stock appreciation rights vested one year from the date of issuance, with ten years from the date of issuance to exercise. Additionally, the holder of stock appreciation rights receives an amount equal to the dividends that would have been paid on an equivalent number of shares of the company’s common stock at the same time dividends are paid to all other shareholders. In 2014, these payments to all directors in the aggregate totaled $57,618. Outstanding stock appreciation rights that vested prior to December 31, 2004 continue to accumulate these payments in an account for distribution at the date of exercise. Stock appreciation rights are expensed in accordance with the fair value provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Certification (“ASC”) Topic 718, Stock Compensation

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DIRECTORS AND CORPORATE GOVERNANCE

Stock Ownership Guidelines

In order to align the economic interests of directors with those of shareholders, all directors are expected to hold shares of common stock in the company. A non-employee director must own shares of common stock with a value of at least six times the annual cash retainer paid to the non-employee directors. All direct holdings of our common stock and all vested shares of deferred stock are included for purposes of determining compliance. Directors have five years to meet the required guidelines. All non-employee directors were in compliance with the guidelines as of March 10, 2015.

Other Arrangements

We reimburse all directors for out-of-pocket expenses incurred in connection with attendance at board of directors meetings, or when traveling in connection with the performance of their services for the company.

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DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR SUMMARY COMPENSATION TABLE

The following table details compensation to non-employee members of the board of directors for the 2014 fiscal year:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(3)	All Other Comp. ($)(4)	Total ($)
Joe E. Beverly	100,000	120,000	—	—	220,000
Franklin L. Burke	20,000	243,500	17,665	—	281,165
Manuel A. Fernandez(5)	12,500	243,500	1,261	—	257,261
Benjamin H. Griswold, IV	118,333	120,000	—	—	238,333
Margaret G. Lewis(5)	58,334	120,000	—	—	178,334
Amos R. McMullian	95,000	120,000	210,506	132,626	558,132
J.V. Shields, Jr.	—	243,500	—	—	243,500
David V. Singer	5,000	243,500	—	—	248,500
James T. Spear(5)	—	—	—	—	—
Melvin T. Stith, Ph. D.	95,000	120,000	—	—	215,000
Jackie M. Ward(5)	4,167	123,500	6,317	—	133,984
C. Martin Wood III	110,000	120,000	67,500	—	297,500
(1)	Directors have the option under the Omnibus Plan, and prior to May 2014, the EPIP, to convert their annual board of directors retainer fees into deferred stock equal in value to the cash payments these directors would have otherwise received. Directors may also elect to defer all or a portion of their annual retainer and cash committee fees, if any, through the EDCP. In fiscal 2014, under the EPIP, Ms. Ward and Messrs. Burke, Fernandez, Shields and Singer elected to convert all of their annual board of directors retainer fees to deferred stock equal in value to 130% of the cash payments they would have received. Such deferred stock vests two years from the date of grant, and is delivered to the grantee along with accumulated dividends at a designated time selected by the grantee at the date of the grant. The deferred stock is accounted for under ASC 718. This program was discontinued later in 2014. Ms. Ward and Mr. Fernandez deferred all of their committee fees to the EDCP in fiscal 2014.

(2)	The stock awards represent the grant date fair value computed in accordance with ASC 718 of deferred stock granted to each non-employee director under the Omnibus Plan in fiscal 2014 and deferred stock granted in connection with certain directors’ elections to convert annual retainer fees into deferred stock. Deferred stock awards generally vest one year from the date of grant, although deferred stock granted in connection with a director’s election to convert annual board of directors retainer fees into deferred stock under the Omnibus Plan or the EPIP vest two years from the date of grant. Details regarding the number of stock appreciation rights and deferred stock outstanding (vested and non-vested) by director as of January 3, 2015 is as follows:

Name	Stock Appreciation Rights (#)	Deferred Stock (#)	Deferred Stock ($)
Joe E. Beverly	—	53,917	1,031,971
Franklin L. Burke	—	100,167	1,917,196
Manuel A. Fernandez	—	—	—
Benjamin H. Griswold, IV	—	6,030	115,414
Margaret G. Lewis	—	6,030	115,414
Amos R. McMullian	—	14,085	269,587
J.V. Shields, Jr.	29,025	20,545	393,231
David V. Singer	—	20,545	393,231
James T. Spear	—	—	—
Melvin T. Stith, Ph. D.	—	44,872	858,850
Jackie M. Ward	—	—	—
C. Martin Wood III	—	6,030	115,414
(3)	Amounts reported in this column represent above-market earnings on deferred compensation under the EDCP for Ms. Ward and Messrs. Burke, Fernandez and McMullian and, for Messrs. McMullian and Wood, changes in pension value under the Retirement Plan.

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DIRECTORS AND CORPORATE GOVERNANCE

(4)	Amounts reported as “All Other Compensation” in the Director Compensation Table above, include the following for the relevant directors:

Name		Distributions from EDCP ($)(a)	Miscellaneous ($)(b)	Total ($)
Amos R. McMullian	2014	60,606	72,020	132,626
(a)	Distributions to Mr. McMullian under the EDCP were earned during his service as an employee of the company. Mr. McMullian retired as chief executive officer in 2004.

(b)	Administrative support provided to Mr. McMullian by the company for his service as chairman emeritus of the board of directors.

(5)	Ms. Ward’s term as director expired at the 2014 annual meeting. Mr. Fernandez retired from the board of directors effective January 1, 2015. Ms. Lewis was elected to the board of directors at the 2014 annual meeting. Mr. Spear was elected to the board of directors effective January 1, 2015.

TRANSACTIONS WITH MANAGEMENT

AND OTHERS

A. Ryals McMullian, the son of Amos R. McMullian, a director, was employed by the company throughout fiscal 2014 as vice president and associate general counsel. He was paid an aggregate salary and bonus of $234,656 in fiscal 2014. Also in fiscal 2014, Mr. McMullian was granted 2,400 shares of performance-contingent restricted stock pursuant to the EPIP. Michael Lord, a son of Gene D. Lord, the executive vice president of the company, was employed by the company throughout fiscal 2014 as a plant president. He was paid an aggregate salary and bonus of $173,190 in fiscal 2014. Also in fiscal 2014, Mr. Lord was granted 1,500 shares of performance-contingent restricted stock pursuant to the EPIP. Mark Lord, also a son of Gene D. Lord, was employed by the company throughout fiscal 2014 as a vice president of sales. He was paid an aggregate salary and bonus of $131,921. Also in 2014, Mr. Lord was granted 900 shares of performance-contingent restricted stock pursuant to the EPIP. Chris Mulford, the son-in-law of George E. Deese, the non-executive chairman of the company, was employed by the company throughout fiscal 2014 as a vice president of sales. He was paid an aggregate salary and bonus of $129,368. Also in fiscal 2014, Mr. Mulford was granted 900 shares of performance-contingent restricted stock pursuant to the EPIP.

Any transaction between the company and a related party is disclosed to the nominating/corporate governance committee and then presented to the full board of directors for evaluation and approval. The company’s policies with respect to related party transactions are set forth in our corporate governance guidelines and our code of business conduct and ethics, which states that the company does not engage in transactions with related parties if such a transaction would cast into doubt the independence of the director, present the appearance of a conflict of interest or violate any applicable law. Each of the transactions set forth above were reviewed and approved by the board of directors in accordance with the company’s policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table lists information regarding the ownership of our common stock by the only non-affiliated individuals, entities or groups known to us to be the beneficial owner of more than 5% of our common stock:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(2)	12,833,580	6.1%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022(3)	11,768,902	5.6%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202(4)	11,590,229	5.5%
(1)	Percent of class is based upon the number of shares of Flowers Foods common stock outstanding on March 10, 2015.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(2)	The beneficial ownership reported is based upon a Schedule 13G filed by The Vanguard Group on February 10, 2015. The Schedule 13G indicates that (a) The Vanguard Group has sole dispositive power as to 12,726,817 shares reported, sole voting power as to 124,013 shares and shared dispositive power as to 106,763 shares reported, (b) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 106,763 shares, as a result of its serving as investment manager of collective trust accounts, and (c) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 17,250 shares, as a result of its serving as investment manager of Australian investment offerings.

(3)	The beneficial ownership reported is based upon a Schedule 13G filed by BlackRock, Inc. on February 9, 2015. The Schedule 13G indicates that BlackRock, Inc. has sole dispositive power as to all shares reported and sole voting power as to 11,253,487 shares.

(4)	Based solely on a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 13, 2015, these securities are owned by various individual and institutional investors to which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The Schedule 13G indicates that Price Associates has sole dispositive power as to all shares reported and sole voting power as to 2,561,645 shares.

Share Ownership of Certain Executive Officers, Directors and Director-Nominees

The following table lists information as of March 10, 2015 regarding the number of shares owned by each director, each director-nominee, each executive officer listed on the summary compensation table included later in this proxy statement and by all of our directors, director-nominees and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Bradley K. Alexander	468,383	(2)	*
Joe E. Beverly	329,746	(3)	*
Franklin L. Burke	197,839	(4)	*
George E. Deese	4,567,842	(5)	2.2%
Benjamin H. Griswold, IV	300,186	(6)	*
R. Steve Kinsey	541,270	(7)	*
Margaret G. Lewis	0		*
Gene D. Lord	1,304,904	(8)	*
Amos R. McMullian	3,608,305		1.7%
J. V. Shields, Jr.	15,316,602	(9)	7.3%
Allen L. Shiver	1,416,782	(10)	*
David V. Singer	69,412		*
James T. Spear	30,375	(11)	*
Melvin T. Stith, Ph.D.	40,569		*
C. Martin Wood III	7,847,314	(12)	3.7%
All Directors, Director-Nominees and Executive Officers as a Group (15 persons)	36,039,529		17.2%
*	Represents beneficial ownership of less than 1% of Flowers Foods common stock

(1)	Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his or her name.

(2)	Includes (i) performance-contingent restricted stock awards of 55,960 shares all of which are subject to forfeiture and (ii) unexercised stock options for 213,562 shares. Also includes 405 shares owned by Mr. Alexander as custodian for his minor child, as to which shares Mr. Alexander disclaims any beneficial ownership.

(3)	Includes 104,746 shares owned by the spouse of Mr. Beverly, as to which shares Mr. Beverly disclaims any beneficial ownership.

(4)	Includes 63,257 shares owned by the spouse of Mr. Burke, over which Mr. Burke and his spouse share investment authority and 6,787 shares held in Mr. Burke’s stock tracking account.

(5)	Includes (i) 50,301 shares owned by the spouse of Mr. Deese, as to which Mr. Deese disclaims any beneficial ownership and (ii) performance-contingent restricted stock awards of 106,100 shares all of which are subject to forfeiture and (iii) unexercised stock options for 1,935,224 shares. Also includes 150,000 shares held by a family LLC, of which Mr. Deese and his spouse are the only members.

(6)	Includes 5,062 shares owned by the spouse of Mr. Griswold, as to which Mr. Griswold disclaims any beneficial ownership.

(7)	Includes (i) performance-contingent restricted stock awards of 62,520 shares all of which are subject to forfeiture and (ii) unexercised stock options for 262,800 shares.

(8)	Includes performance-contingent restricted stock awards of 70,600 shares all of which are subject to forfeiture and unexercised stock options for 480,149 shares.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(9)	Includes: (i) 6,473,695 shares held by investment advisory clients of Wellington Shields Capital Management Associates, LLC, of which Mr. Shields is the chairman; (ii) 535,940 shares held by trusts of which Mr. Shields is trustee; (iii) 7,715,187 shares owned by the spouse of Mr. Shields (iv) 143,919 shares held by investment advisory clients of Wellington Shields & Co., LLC, of which Mr. Shields is chairman and (v) 16,400 shares held by Capital Management Associates of which Mr. Shields is chairman, in each case as to which Mr. Shields disclaims any beneficial ownership. Mr. Shields’ business address is Wellington Shields & Company, LLC 140 Broadway, New York, NY 10005.

(10)	Includes performance-contingent restricted stock awards for 271,220 shares and time-based restricted stock of 58,500 shares, all of which are subject to forfeiture and unexercised stock options for 495,393 shares. Also includes 7,282 shares held by Mr. Shiver as custodian for his child and 4,437 shares held by the spouse of Mr. Shiver, as to which shares Mr. Shiver disclaims any beneficial ownership.

(11)	Includes 30,375 shares held by a trust for Mr. Spear’s spouse, over which shares Mr. Spear shares voting and investment authority.

(12)	Includes 116,865 shares held by a trust of which Mr. Wood is trustee and 6,527,872 shares owned by the spouse of Mr. Wood, as to which shares Mr. Wood disclaims any beneficial ownership.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of our records and written representations by the persons required to file these reports, all stock transaction reports required to be filed by Section 16(a) of the Securities Exchange Act of 1934, (the “Exchange Act”), with the SEC were timely filed in fiscal 2014 by directors and executive officers, except that, due to an administrative error, a transaction that should have been reported earlier was included on a Form 4 filed for Marta J. Turner on February  27, 2015.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

2014 In Brief

Under our pay-for-performance program, our Named Executives earned the following for 2014 performance:

•	Payment of cash bonuses at 48.80% of Target Bonus Percentage (as defined below) under our bonus plan, based upon achievement of 89.76% of the target performance goal.

•	Vesting in 2015 of the ROIC Performance-Contingent Restricted Stock Award issued in 2013 at 125.0% of target as a result of the company’s average return on invested capital (the “Company ROIC”) during the two year performance period ending January 3, 2015 exceeding the company’s average “weighted average cost of capital” (the “Company WACC”) by 475 basis points.

•	Vesting in 2015 of the TSR-Based Performance-Contingent Restricted Stock Award issued in 2013 at 88.0% of target as a result of the company’s TSR from January 1, 2013 through each of the last four quarters ending December 31, 2014 placing, at the 71st, 59th, 41st, and 29th percentile for the first, second, third and fourth quarters, respectively, compared to the TSRs of the TSR Peer Group companies (as defined below). We ended the 2-year performance period with TSR of 29.5%.

•	Stock owned by executives to meet stock ownership guidelines and in the form of performance shares changed in value during the year in the same manner as it did for other shareholders.

Under the Omnibus Plan, which was approved by our shareholders in 2014, beginning with the grants made in early 2015, all equity incentive awards made to executives contain a double-trigger vesting mechanism upon a change of control.

Consideration of 2014 Say on Pay Vote

At our 2014 annual meeting of shareholders, more than 98% of the shares voted were cast in support of the company’s executive compensation program. As a result of the significant level of approval, we continued to apply similar principles to our executive compensation decisions during the remainder of 2014 and in early 2015.

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EXECUTIVE COMPENSATION

Summary of Our Compensation Practices

Practices We Have Adopted	Practices We Do Not Engage in

•   Moderate pay targeted to the size-adjusted 50th percentile of market data

•   Long-term incentives that are performance-based, not merely time-vested

•   Multiple performance measures used in incentive plans

•   Capped incentives

•   Clawback policy

•   No perquisites

•   Stock ownership guidelines for executives and outside directors

•   Moderate change of control severance arrangements

•   Beginning with 2015 grants, double-trigger equity vesting upon a change of control

•   Annual review of tally sheets by the compensation committee

•   Incentives that are risk-mitigated through plan design and administration

•   Independent compensation consultant who reports directly to the committee

•   Anti-hedging policy for executives and outside directors

•   No employment agreements

•   No dividend equivalents on unvested performance shares

•   No income tax gross-ups

•   No excise tax gross-ups on change of control severance

•   No backdating or repricing of stock options

•   No pension credited service for years not worked

Executive Compensation Generally

Objectives of Executive Compensation

The primary objective of our executive compensation program is to attract, retain and motivate qualified executives necessary for the future success of the company and the maximization of shareholder value. Our compensation program is designed to motivate our executives by rewarding them for the achievement of specific annual, long-term and strategic goals of the company. The program aligns our executives’ interests with those of the shareholders by rewarding performance above established goals, with the ultimate objective of improving shareholder value. We strive to foster a sense of ownership among our executives by establishing stock ownership guidelines that require them to maintain ownership of a specified amount of our common stock.

The compensation committee evaluates both performance and compensation to ensure that (i) the company maintains its ability to attract and retain the most qualified executives; (ii) each executive’s compensation remains competitive relative to the compensation paid to similarly situated executives in comparable companies; and (iii) each of the company’s primary objectives with respect to compensation is being fulfilled. To meet those goals, our compensation program includes three primary components:

•	base salary;

•	annual cash bonuses; and

•	long-term incentives, through stock-based compensation.

Certain retirement and other post-employment benefits are also included in the executives’ compensation package. In addition, see the section entitled “Potential Payments Upon Termination or Change of Control” of this proxy statement for details on payments and benefits payable (or realizable) upon termination of employment and a change of control of the company. We do not offer perquisites as part of our executive compensation program.

Each element of our compensation program is described in greater detail below, including a discussion of why the company chooses to pay each element, how we determine the amount of each element to pay and how each element and the company’s decisions regarding that element fit into our overall compensation objectives.

Mix of Compensation Opportunity

The objectives of our executive compensation program are accomplished through a balance of pay components that are competitive with market practice and place considerable emphasis on performance-based compensation. Salary and non-equity incentive compensation, equity compensation, and other compensation expressed as a percentage of total compensation for each Named Executive for the fiscal year ended January 3, 2015 were as shown below. There is no prescribed mix of our compensation elements; the mix below is driven by Relevant Market Data (as defined below) for each element of pay.

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EXECUTIVE COMPENSATION

Name and Principal Position	Salary Percentage	Non-Equity Incentive Comp. Percentage	Equity Comp. Percentage	Other Comp. Percentage	Total %
Allen L. Shiver President and Chief Executive Officer	21%	10%	65%	4%	100%
George E. Deese(1) Executive Chairman of the Board	20%	10%	64%	6%	100%
R. Steve Kinsey Executive Vice President and Chief Financial Officer	35%	12%	46%	7%	100%
Gene D. Lord(2) Executive Vice President and Chief Operating Officer/ Executive Vice President	35%	11%	46%	8%	100%
Bradley K. Alexander President of Flowers Bakeries/ Executive Vice President and Chief Operating Officer	37%	12%	39%	12%	100%
(1)	Mr. Deese retired as executive chairman of the board of directors effective December 31, 2014. Mr. Deese continues to serve as non-executive chairman of the board of directors.

(2)	Mr. Lord will retire as executive vice president effective April 24, 2015.

Role of Executive Officers in Compensation Decisions

The compensation committee of the board of directors, which is comprised entirely of independent directors, has overall responsibility for evaluating, analyzing and approving the company’s compensation plans, policies and programs.

The chief executive officer consults with and advises the compensation committee with respect to the company’s compensation philosophy and makes recommendations regarding the compensation of other executive officers including the Named Executives, but not regarding his own compensation. All recommendations of the chief executive officer to the compensation committee regarding compensation of executive officers are independently evaluated by the committee.

The chief financial officer, or his designee, assists the compensation committee in understanding the key drivers of company performance, particularly those measures used in our cash bonus and long-term incentive plans and also provides the compensation committee with regular updates on company performance as it relates to certain performance measures used in our bonus and long-term incentive plans.

Compensation Consultants

For fiscal 2014, the compensation committee engaged Meridian as its independent compensation consultant. At the compensation committee’s request, Meridian evaluated the competitiveness of the base salaries, annual bonuses and long-term incentives awarded to the company’s Named Executives, provided competitive market data on new compensation arrangements and evaluated the continued appropriateness of existing arrangements. Meridian attended compensation committee meetings at the committee’s request and was available to provide guidance to the compensation committee on compensation questions and issues as they arose.

In December 2014, the compensation committee, in accordance with SEC rules, considered various factors related to consultant conflicts of interest. In connection with this review, the compensation committee considered the following six factors established by the SEC:

•	the provision of other services to the company by the consultant’s employer;
•	the amount of fees received from the company by the consultant’s employer as a percentage of total revenue;

•	the policies and procedures of the consultant’s employer designed to prevent conflicts of interest;

•	any business or personal relationship of the consultant with a member of the compensation committee;

•	any stock of the company owned by the consultant; and

•	any business or personal relationship of the consultant or the consultant’s employer with an executive officer of the company.

As a result of its review of these six factors, the committee determined that the work of the compensation consultant did not raise any conflicts of interest.

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EXECUTIVE COMPENSATION

Compensation Benchmarking

Because there are not many food companies the size of Flowers Foods, a specific set of peer companies is not used for market compensation comparisons. We use market pay rates (i.e., base salary, bonus and long-term incentives) based on available food industry and general industry peers’ pay data from published surveys. We use an average of food industry and general industry (the “Relevant Market Sector”) survey data when making market comparisons, and the data is adjusted to reflect pay for companies with annual revenues comparable to the company (the “Relevant Market Data”). When establishing pay levels for fiscal 2014, the Relevant Market Sector consisted of food and general industry peer groups in the Towers Watson Executive Compensation Database, Towers Watson Top Management Compensation Survey and the Mercer Executive Compensation Survey.

Food industry data was used from the following surveys and represented data from the following companies:

TOWERS WATSON EXECUTIVE COMPENSATION DATABASE — FOOD & BEVERAGE COMPANIES

ACH Food Companies, Inc.

American Sugar Refining

Beam

Bush Brothers & Company

The Coca-Cola Company

ConAgra Foods, Inc.

Cott Corporation

Dean Foods

Diageo North America, Inc.

Dr. Pepper Snapple

General Mills, Inc.

	Green Mountain Coffee Roasters Hershey Hormel Foods J.M. Smucker J.R. Simplot Kellogg Keystone Foods Land O’ Lakes Leprino Foods MillerCoors Molson Coors Brewing	Nestle USA Pepsico Schreiber Foods Schwan’s Sodexho USA Starbucks Coffee Ventura Foods
TOWERS WATSON TOP MANAGEMENT COMPENSATION SURVEY — U.S. — FOOD INDUSTRY COMPANY LISTING
Coca-Cola Bottling Coca-Cola Refreshments E.A. Sween Company Godiva Chocolatier Grande Cheese J.R. Simplot Little Lady Foods	LSG Sky Chefs McCain Foods USA Rich Products Sazerac Schwan’s Smithfield Foods Snyder’s-Lance	Stonyfield Farm Inc. Wayne Farms Wells’ Dairy The Wornick Company
General industry data were used from the following surveys to capture the broadest possible market perspective:

— Towers Watson Executive Compensation Database:	700+ companies
— Towers Watson Top Management Compensation Survey:	1,500+ companies
— Mercer Executive Compensation Survey:	1,100+ companies

The Relevant Market Data obtained from the companies above was for pay opportunity, not actual payout, and was regressed (size-adjusted) to reflect appropriate scope of revenue responsibility. The Relevant Market Data is calculated using the simple average of the regressed food industry and general industry market rates. Both are established at levels that approximate the size-adjusted 50th percentile for each component of pay opportunity (i.e., base salary, target bonus and long-term incentive opportunity). This approach sets executive pay opportunities high enough to be competitive and to attract and retain a strong motivated leadership team but not so high that they create negative perception among other constituencies.

The compensation committee concluded that the proposed 2014 compensation levels under the company’s incentive and equity compensation plans for each Named Executive, and their total compensation opportunities, were consistent with the pay philosophy, as well as appropriate to meet the company’s goal to retain each Named Executive and to align his interests with those of the company’s shareholders.

Cash Compensation

Base Salary

Base salary represents the fixed and recurring part of each Named Executive’s annual compensation. Its objective is to reward experience and expertise, functional progression (i.e., the development of the executive through a series of work experiences and duties and accountabilities relevant to the current position held), career development, skills and competencies. It rewards core competence in the executive role. We choose to pay base salary because it is a standard element of pay for executive positions and is required to attract and retain talent.

We have established a system of tiered salary grades, and executives are assigned an appropriate salary grade considering the position’s internal value as well as external comparisons to the Relevant Market Data. With respect to the position’s “internal value,” we have developed salary grades on the basis that a given position is at least one salary grade below that of the supervising position, which is the only weight assigned to internal value in establishing the salary grades.

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EXECUTIVE COMPENSATION

Named Executives’ base salaries are related to a salary grade and the base salaries for the grades are determined based on (i) external competitive market base salaries, as determined through benchmarking analysis of the Relevant Market Data and (ii) the internal relationships (i.e., value and progression) of these positions. We periodically make adjustments to the base salaries based on the factors discussed above as well as the performance of the respective Named Executive.

Individual salaries for Named Executives reporting directly to the president and chief executive officer are subject to approval by the compensation committee after consideration of the recommendations he submits. The president and chief executive officer’s and the executive chairman of the board’s salaries are subject to review and approval by the compensation committee and the board of directors. Base salaries for all Named Executives are reviewed annually by the compensation committee and the board of directors.

The 2014 base salary for the following Named Executives increased or decreased as shown below and for the reasons provided:

Executive	Base Salary Increase/Decrease	Reasons
Allen L. Shiver	22.9%	Achieved further progress toward market pay for the CEO role after promotion in 2013
R. Steve Kinsey	7.9%	Attained pay closer to market rates
Gene D. Lord	4.5%	Attained pay closer to market rates
Bradley K. Alexander	13.0%	Achieved further progress toward market pay for Chief Operating Officer role after promotion in 2014
George E. Deese	-7.9%	Changed role from Chief Executive Officer to Executive Chairman of the Board

Annual Executive Cash Incentive Awards

For 2014, the annual cash incentive awards were granted to Named Executives under our Bonus Plan, which was designed to provide an incentive to achieve critical annual goals that lead to our long-term success. It provided for an annual incentive bonus to reward performance measured over the company’s fiscal year. We choose to pay it in order to motivate achievement of annual performance metrics critical to continued company growth and shareholder value creation.

For 2014, the compensation committee established target bonus levels under the Bonus Plan, which are expressed as a percentage of each Named Executive’s base salary (the “Target Bonus Percentage”). Target Bonus Percentages for each Named Executive were the same in 2014 as 2013, with one exception: Mr. Alexander’s increased to 65% for a portion of the year and to 70% for a portion of the year from 60% in 2013 based on market data for his new position. For 2014, based upon performance projections presented by management, the compensation committee also set a target EBITDA performance goal (the “EBITDA Goal”). We used EBITDA (earnings before interest, taxes, depreciation and amortization), as the performance measure in the Bonus Plan for all participating employees, including the Named Executives, because it is a useful tool for managing the operations of our business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow.

For 2014, a bonus was awarded to participating executives based on the following formula:

•	the Named Executive’s base salary; multiplied by

•	the Target Bonus Percentage; multiplied by

•	the “Actual Bonus Percentage,” a percentage based upon the company’s actual EBITDA for the fiscal year divided by the EBITDA Goal determined as follows:

–	if actual EBITDA is equal to the EBITDA Goal, the resulting Actual Bonus Percentage is 100%;

–	if actual EBITDA is less than the EBITDA Goal, the applicable Actual Bonus Percentage will drop by 5% for every 1% by which actual EBITDA is less than the EBITDA Goal; or

–	if actual EBITDA exceeds the EBITDA Goal, the Actual Bonus Percentage will increase by 5% for every 1% by which the actual EBITDA exceeds the EBITDA Goal.

Each Named Executive’s 2014 bonus payment could not exceed the lesser of 150% of his base salary or $3.0 million. The Actual Bonus Percentage would have been zero if actual EBITDA were 80% or less of the EBITDA Goal. This mechanism provided motivation for each Named Executive to strive for improved company performance in 2014 even if the EBITDA Goal itself were not attained.

For 2014, the percentage of EBITDA Goal achieved and the related Actual Bonus Percentages are shown below:

Level of Achievement	% of EBITDA Goal Achieved	Actual Bonus Percentage
Maximum	110%	150%
Target	100%	100%
Actual	89.76%	48.80%
Threshold	80%	0%

The 2014 EBITDA Goal was $477.8 million, which was 14.7% higher than actual 2013 EBITDA. Actual 2014 EBITDA was equal to 89.76% of the EBITDA Goal and accordingly bonuses were paid at less than target.

The company does not pay bonuses under the Bonus Plan to any Named Executive until such time as the compensation committee has certified the Actual Bonus Percentage and the Annual Report on Form 10-K for the applicable fiscal year has been filed with the SEC.

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EXECUTIVE COMPENSATION

Long-Term Incentive Compensation

The objective of providing long-term incentive compensation is to focus executives on metrics that lead to increased shareholder value over a longer period of time. It rewards achievement of the specific metrics described below. We choose to pay long-term incentive compensation because it aligns executives’ interests with those of shareholders and helps to retain a stable management team.

Equity and Performance Compensation Awards

In keeping with the compensation committee’s pay-for-performance philosophy, stock-based incentives comprise our entire long-term incentive program and a significant portion of total compensation opportunity for Named Executives. We believe our stock-based incentives, as designed, are fundamental to the enhancement of shareholder value, reward performance over the long-term and align the Named Executives’ interests with those of our shareholders. The 2014 awards under the EPIP contain elements that helped focus the Named Executive’s attention on one of the company’s primary goals — the long-term success of the company and, ultimately, the enhancement of shareholder value.

Individual long-term incentive grants are reviewed annually and approved by the compensation committee with reference to the Relevant Market Data it receives from its compensation consultant.

Ongoing Stock-Based Incentive Grants

As in 2013, in 2014 the compensation committee allocated equity-based awards between two types of performance-contingent restricted stock, as described below, and did not grant any stock options. The use of performance-contingent restricted stock is intended to ensure that Named Executives focus on capital investments that produce returns in excess of the Company WACC and that enhance the company’s total shareholder return relative to food industry peers.

The determination of 2014 performance-contingent restricted stock award levels for the Named Executives was based on the Relevant Market Data, the expected allocation of value between types of equity award, and a value of 100.4% of face value for both types of performance-contingent restricted stock.

The 2014 performance-contingent restricted stock agreement (the “Performance Restricted Stock Agreement”) provides the terms and conditions under which the shares of restricted stock will vest. Vesting of the awards occurs approximately two years from the date of grant (after the filing of the company’s Annual Report on Form 10-K) to the extent that the vesting conditions described below are satisfied.

ROIC-Based Performance-Contingent Restricted Stock Awards. The Performance Restricted Stock Agreement provides that, as to 50% of the restricted stock underlying each executive’s performance-contingent restricted stock award (the “ROIC-Based Award”), vesting will occur in the manner set forth below:

•	if Company ROIC during the 24 month performance period ending January 2, 2016 (the “Performance Period”) exceeds the Company WACC by less than 175 basis points during the Performance Period, 0% of the ROIC-Based Award will vest;

•	if Company ROIC exceeds Company WACC during the Performance Period by 175 basis points, 50% of the ROIC-Based Award will vest;

•	if Company ROIC exceeds Company WACC during the Performance Period by 375 basis points, 100% of the ROIC-Based Award will vest; and

•	if Company ROIC exceeds Company WACC during the Performance Period by 475 basis points or more, 125% of the ROIC-Based Award will vest.

For performance between the levels described above, the degree of vesting is interpolated on a linear basis.

TSR-Based Performance-Contingent Restricted Stock Awards. The Performance Restricted Stock Agreement provides that, as to the remaining 50% of the restricted stock underlying each Named Executive’s performance-contingent restricted stock award (the “TSR-Based Award”), vesting will occur based on the company’s performance, measured by Company TSR, as compared to the total shareholder return of the companies in a specified peer group (the “TSR Peer Group”).

For 2014, the TSR Peer Group consisted of the following 20 publicly traded packaged food and meats companies:

B&G Foods Campbell Soup Conagra Foods Dean Foods General Mills Hain Celestial Group Hershey Co. Hillshire Brands (since acquired) Hormel Foods J&J Snack Foods	J.M. Smucker Kellogg Kraft Foods Group, Inc. Lancaster Colony McCormick & Co. Mondelez International Inc Post Holdings, Inc. Snyders-Lance Treehouse Foods The Whitewave Foods Company

Hypothetical payouts based on the total shareholder return for the company and each member of the TSR Peer Group are calculated at the end of each of the last four quarters of the Performance Period using the performance/payout schedule below and then averaged to determine the actual payout:

Percentile of Company TSR vs. Peer Group TSR	Payment Percentage (% of Target)
Less than 30th	0%
30th	50%
50th	100%
70th	150%
90th or above	200%

For performance between the percentiles described above, the degree of vesting is interpolated on a linear basis.

Vesting Upon Death, Disability, Retirement or Change of Control. For the 2014 grant, which was granted under the EPIP, if the grantee dies or becomes disabled, the performance-contingent restricted stock awards generally vest at the target level immediately. If the grantee retires at age 65 (or age 55 with at least ten years of service with the

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EXECUTIVE COMPENSATION

company) or later, on the normal vesting date the grantee will receive a pro rated number of shares based upon the retirement date and actual performance for the entire performance period. If the company undergoes a change of control (whether or not the executive is terminated following the change of control), the awards will immediately vest at the target level, provided that as to the TSR-Based Awards, if 12 months of the Performance Period have been completed, vesting will be determined based on total shareholder return as of the date of the change of control without application of four-quarter averaging.

Beginning with grants made in early 2015 under the Omnibus Plan, “double-trigger” vesting applies upon a change of control. Double-trigger vesting requires either that an award fail to be assumed by a successor employer or that the executive’s employment be terminated within a specified period of time following the change of control before accelerated vesting can occur.

Dividends. Dividends accrue on the restricted stock and are paid to the executive on the vesting date on all shares of restricted stock that vest. At the time of vesting, the executive will receive the shares of stock and will be liable for his or her portion of all federal and state income and payroll taxes based on the fair market value of the shares awarded on the vesting date.

Timing of Grants. Grants of performance-contingent restricted stock were made on January 1, 2014. It is expected that this timing of granting awards will continue for consistency and planning purposes. Except in unusual circumstances, we typically do not grant equity awards to the Named Executives at other dates. The grant price of our performance-contingent restricted stock grants is the closing market price on the grant date.

Vesting of 2013 Awards:

•	The ROIC Performance-Contingent Restricted Stock Award issued in 2013 vested in early 2015 at 125.0% of target as a result of Company ROIC during the two year performance period ending January 3, 2015 exceeding Company WACC by 475 basis points.

•	The TSR-Based Performance-Contingent Restricted Stock Award issued in 2013 vested in early 2015 at 88% of target as a result of the rankings of the company’s TSR from January 1, 2013 through each of the last four quarters in calendar 2014. We ended the 2-year performance period with TSR of 29.5%.

Recoupment (“Clawback”) Policy

The Omnibus Plan, the EPIP and the Bonus Plan each provide for the recoupment of grants and bonuses awarded under each of the plans. The recoupment policy provides that if the board of directors has reliable evidence of knowing misconduct by a participant that results in an overstatement of the company’s earnings or other financial measurements that were taken into consideration in awarding grants or bonuses and, as a result of such overstatement, the participant (i) received a bonus and/or (ii) either received a grant or had a prior grant vest or become nonforfeitable, the participant shall be required to reimburse (or forfeit, as the case may be) the full amount of any grants or bonuses that resulted from the overstatement.

Anti-Hedging Policy

The company’s Insider Trading policy generally prohibits short-term, speculative trading practices and hedging by executive officers, including any Named Executives, and directors.

Retirement & Other Post-Employment Benefits

We provide retirement benefits to our Named Executives and other executives as noted below. The objective is to provide a competitive array of benefits that is affordable to the company. Retirement benefits reward continued employment and indirectly reward achievement of the metrics in the Bonus Plan. We choose to pay them to remain competitive in the marketplace and to provide compensation that extends into employees’ non-earning years.

Pension benefits are provided to executives under the Flowers Foods, Inc. Retirement Plan No. 1 (the “Retirement Plan”). The company also provides a defined contribution benefit to executives through the 401(k) plan and the EDCP.

Retirement Plan

The Retirement Plan is a qualified defined benefit pension plan that was closed to new employees beginning January 1, 1999 and frozen effective December 31, 2005. No additional benefits are accruing under the Retirement Plan.

The Retirement Plan provides a pension upon retirement to eligible employees of participating subsidiaries (but not to employees of the company) that is based upon each year of service with the participating subsidiary until December 31, 2005. Additionally, the Retirement Plan provides a pension upon retirement to eligible employees (including employees of non-participating subsidiaries and of the company) who were participants under the Flowers Industries, Inc. Retirement Plan No. 1 prior to the company’s spin-off from Flowers Industries, Inc., which is based upon each year of service with Flowers Industries, Inc. and/or certain of its subsidiaries. No years of credited service were granted other than for actual years of service in the Retirement Plan.

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The frozen pension benefit is the sum of annual credits earned during eligible employment. The basic credit formula at the time the Retirement Plan was frozen was 1.35% of the first $10,000 of W-2 earnings (subject to certain exclusions) plus 2% of W-2 earnings (subject to certain exclusions) in excess of $10,000 for each year of service up to 35 years. For each year of service in excess of 35 years, 1.8% of W-2 earnings (subject to certain exclusions) was credited. Certain additional fixed benefit amounts were provided for a limited group of participants in the Retirement Plan, including certain of the Named Executives.

Benefits can be paid in many forms under the terms of the Retirement Plan, including a life annuity option, joint and survivor option, period certain and life options, level income option and a lump sum option of up to $7,500. The payout option must be elected by the participant before benefit payments begin. Each available payout option is actuarially equivalent. Early retirement benefit payments are available to participants upon attainment of age 55 and completion of five years of vesting service. A participant’s full benefit under the Retirement Plan is payable at age 65. Benefits are reduced by 1/15 for each of the first five years and 1/30 for each of the next five years by which benefit commencement precedes age 65. The same benefits are payable upon retirement, termination, or disability with the adjustments described above for commencement before age 65 but on or after age 55. A 50% survivor annuity is payable to a participant’s spouse upon death prior to retirement. Messrs. Deese and Lord are currently eligible for their full benefits under the Retirement Plan. All other Named Executives have fulfilled the required service period and are either eligible for early retirement benefits currently or will become eligible upon attainment of age 55. No payments were made to the Named Executives under the terms of the Retirement Plan during the 2014 fiscal year.

Executive Deferred Compensation Plan

The EDCP provides additional deferred compensation opportunities to certain members of management. In particular, the EDCP allows these members of management to defer the receipt of a percentage of their salary and bonus. The EDCP is not a tax-qualified plan.

The participants’ deferrals are credited to a book keeping account established for the participant that is deemed to be credited with interest until paid. Additionally, the company allocates matching contributions pursuant to the plan on behalf of the participant that are also deemed to be credited with interest until paid.

Interest credited on deemed participant deferrals and company contributions to the EDCP are based on the Merrill Lynch U.S. Corp., BBB-rated Fifteen-Year Bond Index plus 150 basis points. Interest is considered above-market if earned at a rate which is 120% or more of the applicable federal long-term rate. Earnings in the EDCP are interest-based credits that exceed this threshold. The company credits interest at above market rates because participants’ EDCP accounts are unfunded and unsecured and therefore subject to substantial risk of loss should events ever befall the company causing it to reorganize or liquidate. Amounts deemed to be credited to the EDCP on behalf of the Named Executives amounted to $481,055 in fiscal 2014.

Generally, the deemed deferrals and company contributions plus interest are paid to the participant upon termination of employment. Distributions from the EDCP are made from the company’s general assets. During 2008, participants were given a one-time, irrevocable opportunity to convert their EDCP deemed cash account for some or all prior years’ deferrals to an account that tracks the performance of our common stock. Balances as of the end of the fiscal year for participants making such an election were converted, based on the closing price of our common stock on January 2, 2009. The EDCP tracking account will be distributed in shares of our common stock at the time elected by the participant for the deferral year(s) in question. The EDCP tracking account will be credited with dividends paid on company common stock for the number of shares deemed held in such account, and such dividends will then be deemed to be invested in the cash account and will earn interest as described above.

Change of Control Severance

We maintain change of control severance arrangements with our executives, including the Named Executives as set forth in the Flowers Foods, Inc. Change of Control Plan (the “Change of Control Plan”). Such arrangements have several business objectives important to the company, including stability of the executive team in the event of a threatened or pending change of control, and post-employment restrictive covenants (non-competition, non-solicitation and trade secret protection, among others). The Change of Control Plan rewards executives for remaining employed with the company on a timetable convenient to the company rather than to the executive. We choose to pay them to obtain the business objectives mentioned. The Change of Control Plan provides double-trigger severance at market-level amounts, has no excise tax gross-up provisions and is consistent with current corporate governance norms (see section entitled “Potential Payments upon Termination or Change of Control” in this proxy statement for additional details.)

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EXECUTIVE COMPENSATION

Executive Share Ownership Guidelines

Based on the view of the compensation committee that the ownership of an equity interest in the company by executives, including Named Executives, is a component of good corporate governance and aligns executive and shareholder interests, share ownership guidelines were adopted that require key members of the company’s management team to directly own minimum amounts of the company’s common stock. The guidelines for the Named Executives are set forth below:

•	President and Chief Executive Officer: 6 times base salary

•	Executive Chairman of the Board: 6 times base salary

•	Executive Vice President and Chief Financial Officer: 3 times base salary

•	Executive Vice President: 3 times base salary
•	Executive Vice President and Chief Operating Officer: 3 times base salary

The holdings of each of the Named Executives are currently either at the guideline or on track to meet it.

The guidelines were originally established on January 1, 2006, and are reviewed every four years for all direct stock holdings. The 6 times base salary guidelines for the president and chief executive officer and the executive chairman of the board of directors, were increased from 5 times during 2013. Members of management subject to the guidelines or new participants have either five or four years from appointment to reach the stated minimums, with longer periods corresponding to higher requirements.

Tax Deductibility of Executive Compensation

Companies are not allowed a federal income tax deduction for compensation paid to certain executive officers in excess of $1 million, except to the extent that such compensation constitutes “performance-based compensation” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)). The compensation committee retains the ability to consider factors, including tax deductibility, as it structures coordinated compensation packages of current and long-term compensation, to retain flexibility in rewarding efforts which prove to be of immediate or future benefit to the company and its shareholders. Certain incentive opportunities in 2014 were structured with the intention to qualify as “performance-based” compensation under Code Section 162(m).

COMPENSATION COMMITTEE REPORT

The compensation committee is responsible for evaluating and approving the company’s compensation plans, policies and programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the company’s management and, based on this review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015 filed with the SEC and proxy statement for the 2015 annual meeting of shareholders.

The Compensation Committee of the Board of Directors:

David V. Singer, Chairman

Benjamin H. Griswold, IV

Joseph V. Shields, Jr.

Melvin T. Stith, Ph.D.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the chief executive officer, chief financial officer and each of the three other most highly compensated executive officers of Flowers Foods (the “Named Executives”) for the fiscal years ended January 3, 2015, December 28, 2013 and December 29, 2012, with the exception of Mr. Alexander, as 2014 was the first year he was one of the other three most highly compensated executive officers. Mr. Deese retired as executive chairman of the board effective December 31, 2015. He continues to serve the company as non-executive chairman of the board.

Name and Principal Position	Year	Salary ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Comp. ($)(4)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)(5)	All Other Comp. ($)(6)	Total ($)
Allen L. Shiver	2014	847,885	2,680,960	413,768	93,207	66,959	4,102,779
President and Chief	2013	689,673	2,610,139	548,968	14,071	41,134	3,903,985
Executive Officer	2012	557,615	463,059	373,379	72,768	47,960	1,514,781
George E. Deese(1)	2014	755,385	2,410,592	368,628	149,500	68,010	3,752,115
Executive Chairman	2013	820,494	2,533,557	699,508	77,364	151,060	4,281,983
of the Board	2012	969,359	1,279,564	811,353	118,654	103,320	3,282,250
R. Steve Kinsey	2014	483,074	624,800	165,018	54,479	36,978	1,364,349
Executive Vice President	2013	447,852	574,469	267,270	10,821	49,482	1,349,894
and Chief Financial Officer	2012	430,885	219,226	234,423	42,232	35,898	962,664
Gene D. Lord	2014	547,660	722,496	173,718	74,339	41,641	1,559,854
Executive Vice President	2013	523,957	680,034	290,353	13,500	31,420	1,539,264
	2012	508,696	335,550	276,756	82,126	43,117	1,246,245
Bradley K. Alexander	2014	454,232	483,936	149,772	112,645	33,281	1,233,866
Executive Vice President and Chief Operating Officer
(1)	Mr. Deese retired as executive chairman of the board effective December 31, 2014. He continues to serve the company as non-executive chairman of the board.

(2)	Executives may elect to defer amounts into Flowers Foods’ 401(k) plan (up to IRS limits) and into the EDCP. Amounts of salary deferred during fiscal 2014 were as follows:

Name:	Salary Deferrals into 401(k) Plan ($)	Salary Deferrals into EDCP ($)	Total ($)
Allen L. Shiver	23,000	42,288	65,288
George E. Deese	23,000	65,358	88,358
R. Steve Kinsey	17,500	14,475	31,975
Gene D. Lord	23,000	21,898	44,898
Bradley K. Alexander	23,000	68,296	91,296

(3)	Grant date fair value of performance-contingent restricted stock (reported in the “Stock Awards” column) made under the EPIP in the fiscal year indicated and compiled in accordance with FASB ASC Topic 718. See Note 16 to the company’s consolidated financial statements in the company’s Annual Report on Form 10-K for the year ended January 3, 2015 for a description of the assumptions made in the valuation of stock awards under FASB ASC Topic 718. Based on the maximum allowable payout value of the ROIC-based performance-contingent restricted stock awards, if the maximum number of shares are earned under the plan for the two-year performance period ending January 2, 2016 using the price of the company’s common stock at January 2, 2015, the awards would have the following values: Mr. Shiver, $1,411,575; Mr. Deese, $1,269,231; Mr. Kinsey, $328,978; Mr. Lord, $380,408; and Mr. Alexander, $254,811. Based on the maximum allowable payout value of the TSR-based performance-contingent restricted stock awards, if maximum performance is achieved under the plan for the two-year performance period ending December 31, 2015, the awards would have the following values: Mr. Shiver, $2,258,520; Mr. Deese, $2,030,754; Mr. Kinsey, $526,350; Mr. Lord, $608,652; and Mr. Alexander, $407,682.

(4)	Non-equity incentive plan compensation includes all performance-based cash awards under the Bonus Plan earned by the Named Executives during the fiscal year under the Bonus Plan.

(5)	Amounts reported in the “Change in Pension Value and Nonqualified Deferred Comp. Earnings” column for 2014 are as follows. The discount rate at year-end 2014 dropped 75 basis points from year-end 2013. Additionally, mortality rates were updated to reflect longer life expectancies. These assumptions had a significant impact on the change in pension values.

Name	Change in Pension Value ($)	Above-Market Nonqualified Deferred Comp. Earnings ($)	Total ($)
Allen L. Shiver	78,052	15,155	93,207
George E. Deese	73,633	75,867	149,500
R. Steve Kinsey	43,421	11,058	54,479
Gene D. Lord	60,406	13,933	74,339
Bradley K. Alexander	94,670	17,975	112,645

(6)	Amounts reported in the “All Other Comp.” column for 2014 are reported in the table below.

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EXECUTIVE COMPENSATION

Name	Employer Contributions to Section 401(k) Plan ($)	Employer Contributions to Nonqualified Deferred Comp. Plan ($)	Total ($)
Allen L. Shiver	15,600	51,359	66,959
George E. Deese	15,600	52,410	68,010
R. Steve Kinsey	15,600	21,378	36,978
Gene D. Lord	15,600	26,041	41,641
Bradley K. Alexander	15,600	17,681	33,281

GRANTS OF PLAN-BASED AWARDS

The following table details grants made during the fiscal year ended January 3, 2015 pursuant to incentive plans in place at Flowers Foods as of that date:

	Grant Date for Equity- Based Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (#)	Grant Date Fair Value of Equity Incentive Plan Awards ($)(3)
Name and Grant		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Allen L. Shiver
Non-Equity Incentive Plan Award		0	847,885	1,271,828
ROIC-Based Performance Contingent Restricted Stock Grant	1/1/2014				0	59,000	73,750		1,266,730
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2014				0	59,000	118,000		1,414,230
George E. Deese
Non-Equity Incentive Plan Award		0	755,385	1,133,078
ROIC-Based Performance Contingent Restricted Stock Grant	1/1/2014				0	53,050	66,313		1,138,984
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2014				0	53,050	106,100		1,271,608
R. Steve Kinsey
Non-Equity Incentive Plan Award		0	338,152	507,228
ROIC-Based Performance Contingent Restricted Stock Grant	1/1/2014				0	13,750	17,188		295,213
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2014				0	13,750	27,500		329,587
Gene D. Lord
Non-Equity Incentive Plan Award		0	355,979	533,969
ROIC-Based Performance Contingent Restricted Stock Grant	1/1/2014				0	15,900	19,875		341,373
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2014				0	15,900	31,800		381,123
Bradley K. Alexander
Non-Equity Incentive Plan Award		0	306,909	460,364
ROIC-Based Performance Contingent Restricted Stock Grant	1/1/2014				0	10,650	13,313		228,656
TSR-Based Performance Contingent Restricted Stock Grant	1/1/2014				0	10,650	21,300		255,280
(1)	Under the terms of the Bonus Plan, bonuses are awarded based on the achievement of a specified EBITDA goal.

40    FLOWERS FOODS, INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

(2)	Under the terms of the EPIP and the Performance Restricted Stock Agreement, receipt of this award requires that the company meet certain performance requirements. Amounts shown under “threshold,” “target” and “maximum” headings above represent the minimum, expected and maximum possible number of shares of stock transferred to the Named Executive assuming that such requirements are met.

(3)	Calculated in accordance with FASB ASC Topic 718 at (i) 112% of the company’s stock price ($21.47) on the grant date for the TSR-based performance contingent restricted stock award under the EPIP and (ii) the company’s grant date stock price of $21.47 for the ROIC-based performance contingent restricted stock award under the EPIP.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table details all equity awards granted and outstanding as of January 3, 2015, the company’s most recent fiscal year end:

	Option Awards					Stock Awards
Name and Grants	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Allen L. Shiver
2009 Nonqualified Stock Option Award(2)	117,168			10.59	2/9/2016
2010 Nonqualified Stock Option Award(3)	152,100			11.11	2/9/2017
2011 Nonqualified Stock Option Award(4)	226,125			10.87	2/10/2018
2013 Performance-Contingent Restricted Stock Award(5)						79,950	1,530,243
2014 Performance-Contingent Restricted Stock Award(6)						118,000	2,258,520
Time- Based Restricted Stock Award(7)						58,500	1,119,690
George E. Deese
2009 Nonqualified Stock Option Award(2)	608,175			10.59	2/9/2016
2010 Nonqualified Stock Option Award(3)	587,587			11.11	2/9/2017
2011 Nonqualified Stock Option Award(4)	739,462			10.87	2/10/2018
2013 Performance-Contingent Restricted Stock Award(5)						154,800	2,962,872
2014 Performance-Contingent Restricted Stock Award(6)						106,100	2,030,754
R. Steve Kinsey
2010 Nonqualified Stock Option Award(3)	113,400			11.11	2/9/2017
2011 Nonqualified Stock Option Award(4)	149,400			10.87	2/10/2018
2013 Performance-Contingent Restricted Stock Award(5)						35,100	671,814
2014 Performance-Contingent Restricted Stock Award(6)						27,500	526,350

FLOWERS FOODS, INC. - 2015 Proxy Statement    41

EXECUTIVE COMPENSATION

	Option Awards					Stock Awards
Name and Grants	Number of Securities Underlying Unexercised Options: (#) Exercisable	Number of Securities Underlying Unexercised Options: (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Gene D. Lord
2009 Nonqualified Stock Option Award(2)	126,112			10.59	2/9/2016
2010 Nonqualified Stock Option Award(3)	147,375			11.11	2/9/2017
2011 Nonqualified Stock Option Award(4)	206,662			10.87	2/10/2018
2013 Performance-Contingent Restricted Stock Award(5)						41,550	795,267
2014 Performance-Contingent Restricted Stock Award(6)						31,800	608,652
Bradley K. Alexander
2009 Nonqualified Stock Option Award(2)	15,000			10.59	2/9/2016
2010 Nonqualified Stock Option Award(3)	88,200			11.11	2/9/2017
2011 Nonqualified Stock Option Award(4)	110,362			10.87	2/10/2018
2013 Performance-Contingent Restricted Stock Award(5)						26,700	511,038
2014 Performance-Contingent Restricted Stock Award(6)						21,300	407,682
(1)	Based on January 2, 2015 closing market price of $19.14 for Flowers Foods’ common shares.

(2)	Nonqualified stock options granted in 2009 under the EPIP fully vested on February 9, 2012.

(3)	Nonqualified stock options granted in 2010 under the EPIP fully vested on February 9, 2013.

(4)	Nonqualified stock options granted in 2011 under the EPIP fully vested on February 10, 2014.

(5)	The performance-contingent restricted stock award granted in 2013 under the EPIP vested on February 25, 2015.

(6)	The performance-contingent restricted stock award granted in 2014 under the EPIP will vest in 2016 upon the filing of the company’s 2015 annual report on Form 10-K, subject to the achievement of applicable performance goals.

(7)	The time-based restricted stock award granted in 2013 under the EPIP will vest on June 2, 2017.

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EXECUTIVE COMPENSATION

STOCK VESTED AND OPTION EXERCISES

The following table details vesting of all restricted stock and all exercises of option awards during the fiscal year ended January 3, 2015.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Allen L. Shiver(1)	82,125	596,228	49,679	1,033,323
George E. Deese(2)	528,975	4,443,390	137,280	2,855,424
R. Steve Kinsey(3)	161,212	1,616,963	23,519	489,195
Gene D. Lord(4)	104,287	874,968	35,999	748,779
Bradley K. Alexander(5)	0	0	18,719	389,355
(1)	Mr. Shiver was granted 31,050 shares of performance-contingent restricted stock on July 16, 2012 under the EPIP. This award vested on February 19, 2014. Because the company met certain performance criteria, this award was increased to 49,679 shares. Mr. Shiver also received 82,125 nonqualified stock options on February 4, 2008 with an exercise price of $11.00 per share. On December 16, 2014, Mr. Shiver exercised the options to purchase shares trading at $18.26 per share. The net value realized per share was $7.26, or $596,228.

(2)	Mr. Deese was granted 85,800 shares of performance-contingent restricted stock on July 16, 2012 under the EPIP. This award vested on February 19, 2014. Because the company met certain performance criteria, this award was increased to 137,280 shares. Mr. Deese also received 528,975 nonqualified stock options on February 4, 2008 with an exercise price of $11.00 per share. On August 20, 2014, Mr. Deese exercised the options to purchase shares trading at $19.40 per share. The net value realized per share was $8.40, or $4,443,390.

(3)	Mr. Kinsey was granted 14,700 shares of performance-contingent restricted stock on July 16, 2012 under the EPIP. This award vested on February 19, 2014. Because the company met certain performance criteria, this award was increased to 23,519 shares. Mr. Kinsey also received 70,762 nonqualified stock options on February 4, 2008 with an exercise price of $11.00 per share. On April 3, 2014, Mr. Kinsey exercised the options to purchase shares trading at $20.80 per share. The net value realized per share was $9.80, or $693,468. Mr. Kinsey also received 90,450 nonqualified stock options on February 9, 2009 with an exercise price of $10.59 per share. On April 3, 2014, Mr. Kinsey exercised the options to purchase shares trading at $20.80 per share. The net value realized per share was $10.21, or $923,495.

(4)	Mr. Lord was granted 22,500 shares of performance-contingent restricted stock on July 16, 2012 under the EPIP. This award vested on February 19, 2014. Because the company met certain performance criteria, this award was increased to 35,999 shares. Mr. Lord also received 104,287 nonqualified stock options on February 4, 2008 with an exercise price of $11.00 per share. On September 5, 2014, Mr. Lord exercised the options to purchase shares trading at $19.39 per share. The net value realized per share was $8.39, or $874,968.

(5)	Mr. Alexander was granted 11,700 shares of performance-contingent restricted stock on July 16, 2012 under the EPIP. This award vested on February 19, 2014. Because the company met certain performance criteria, this award was increased to 18,719 shares.

PENSION BENEFITS

The following table details the number of years of service credited and the present value of the accumulated benefits as of the January 3, 2015 measurement date related to the Retirement Plan.

Name	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit ($)
Allen L. Shiver	Retirement Plan	24	433,211
George E. Deese	Retirement Plan	38	1,165,374
R. Steve Kinsey	Retirement Plan	13	195,523
Gene D. Lord	Retirement Plan	40	950,834
Bradley K. Alexander	Retirement Plan	25	464,899

Amounts reported above as the actuarial present value of accumulated benefits under the Retirement Plan are computed using the interest and mortality assumptions that the company applies to amounts reported in its financial statement disclosures, and are assumed to be payable at age 65. The interest rate assumption at January 3, 2015 is 4.0% (4.75% as of December 28, 2013 and 4.0% as of December 29, 2012) and the mortality table assumption is in accordance with the RP-2014 Annuitant

Mortality Table with 115.9% multiplier and MP-2014 mortality improvement scale.

No benefits or payments were made to any of the Named Executives in 2014 under the Retirement Plan.

(1)	Credited service does not match actual service because the plan was frozen as of December 31, 2005.

FLOWERS FOODS, INC. - 2015 Proxy Statement    43

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION

The following table provides details regarding executive participation in the EDCP during the 2014 fiscal year.

Name	Employee Contributions in FY 2014 ($)(1)	Employer Contributions in FY 2014 ($)(2)	Aggregate Earnings in FY 2014 ($)(3)	Aggregate Withdrawals/ Distributions in FY 2014 ($)	Aggregate Balance at 1/3/2015 ($)(4)
Allen L. Shiver	42,288	51,359	36,002	—	632,112
George E. Deese	65,358	52,410	175,390	—	2,842,504
R. Steve Kinsey	14,475	21,378	25,522	—	433,716
Gene D. Lord	21,898	26,041	32,858	—	547,533
Bradley K. Alexander	68,296	17,681	42,414	—	700,642
(1)	Amounts shown are deferrals of 2014 salary earned.

(2)	Amounts are included in “All Other Compensation” in the Summary Compensation Table for the 2014 fiscal year.

(3)	Above-market interest on nonqualified deferred compensation is included in the Summary Compensation Table as “Nonqualified Deferred Compensation Earnings” for the 2014 fiscal year. Interest is above-market if earned at a rate which is 120% or more of the applicable federal long-term rate. Earnings in the EDCP are interest-based credits which exceed this threshold. The amount of above-market interest for each executive included in the Summary Compensation Table is as follows: Mr. Shiver $15,155; Mr. Deese $75,867; Mr. Kinsey $11,058; Mr. Lord $13,933; and Mr. Alexander $17,975.

(4)	The cumulative portion of the aggregate balance at January 3, 2015 reported in the Summary Compensation Table for all years prior to 2014 is as follows: Mr. Shiver $336,702; Mr. Deese $1,918,135; Mr. Kinsey $269,112; Mr. Lord $314,790; and Mr. Alexander $0.

POTENTIAL PAYMENTS UPON TERMINATION OR

CHANGE OF CONTROL

Payments Made Upon Termination Following a

Change of Control

The Change of Control Plan is designed to provide for stability and continuity of management and the company’s operations in the event of a change of control. The compensation committee may designate, in its sole discretion, additional executives that are eligible to participate in the Change of Control Plan. If the company experiences a change of control and, during the protection period, (i) an executive’s employment is terminated for any reason other than for Cause (as defined in the Change of Control Plan), death or disability, or (ii) the executive terminates his employment for Good Reason (as defined in the Change of Control Plan), the executive is entitled to the following payments:

•	an amount equal to three times (in the case of Mr. Shiver), two times (in the case of Messrs. Kinsey and Alexander) or one time (in the case of Mr. Deese through January 3, 2015 and Mr. Lord through April 24, 2015) the executive’s annual base salary and target award under the Bonus Plan at the time of termination (subject to adjustment if base salary was reduced in connection with the change of control);

•	a lump sum amount equal to 18 times the monthly premium amount calculated as if the executive had continued participation in the company’s medical plan using the executive’s coverage election at the time of termination; and

•	up to $25,000 of outplacement services for up to one year following termination.

Pursuant to the terms of the Change of Control Plan, upon the attainment of age 65, the multiples applicable to a Named Executive’s annual base salary and target award under the Bonus Plan are reduced to one times such amounts. Accordingly, upon reaching age 65, the multiples to which Messrs. Deese and Lord were entitled under the Change of Control Plan were reduced from three times and two times, respectively, to one times such amounts.

In the event that actual payments to an executive under the Change of Control Plan are determined in certain instances to be subject to excise taxes, the payments to be paid will be set to the “best net” amount, representing either (i) the largest portion of the payments that would result in no portion being subject to excise taxes, or (ii) the entire payments, whichever amount, after taking into account all applicable taxes, including excise taxes, results in the executive receiving, on an after tax basis, the greater amount of payments notwithstanding that all or a portion of the payments may be subject to excise taxes.

The following events would constitute a change of control under the Change of Control Plan:

•	any person becomes the beneficial owner of securities representing 35% or more of the voting power of the company other than as a result of the following: (i) acquisitions from the company with prior approval of the board of directors, (ii) acquisitions by the company, a subsidiary or an employee benefit plan of the company or a subsidiary, (iii) acquisitions as a result of stock dividends, splits or similar transactions, (iv) a reduction in the number of shares outstanding pursuant to a board-approved transaction, or (v) acquisitions where the board of directors determines that beneficial ownership was acquired in good faith and the person promptly divests a number of shares necessary to reduce his beneficial ownership below 35%;

44    FLOWERS FOODS, INC. - 2015 Proxy Statement

EXECUTIVE COMPENSATION

•	all or substantially all of the company’s assets are sold to another entity, or the company is merged or consolidated into or with another entity (other than a subsidiary of the company), with the result that upon the conclusion of the transaction the company’s shareholders immediately prior to the transaction will beneficially own less than 60% of the voting power of the surviving entity;

•	a majority of the board of directors are not directors who were (i) members of the board of directors on the effective date of the Change of Control Plan or (ii) nominated for election or elected to the board of directors by at least 2/3 of the directors who were members of the board of directors on the effective date of the Change of Control Plan plus previously qualified successors serving as directors at the time of such nomination or election; or

•	approval by the company’s shareholders of a complete liquidation or dissolution of the company.

For purposes of the Change of Control Plan, the protection period includes:

•	the period beginning on the date of the change of control and continuing until the second anniversary thereof; and

•	the six month period prior to the date of the change of control if an executive is terminated without Cause or terminates for Good Reason and, in either case, the termination (i) was requested by the third party that effectuates the change of control, or (ii) occurs in connection with the change of control.

The Change of Control Plan includes a one year covenant not to compete with respect to the trade or business of the successor entity.

The Change of Control Plan also includes, for all executives, non-disclosure covenants that do not expire, certain trade secret protections, two year non-solicitation covenants and non-disparagement covenants that do not expire. Payments under the Change of Control Plan are subject to the execution by the executive of a general release of the company. Breach of the release or of any covenant may result in the forfeiture of any payments or benefits that the executive is entitled to under the Change of Control Plan.

Pursuant to the Change of Control Plan, the only event that triggers cash payments and the provision of other benefits is a change of control followed by the termination of an executive’s employment, other than for death, disability or for Cause or voluntary resignation other than for Good Reason, within the protection period. For awards prior to 2015, if a change of control occurs, regardless of whether the executive’s employment is terminated, all unvested performance-contingent restricted stock (at the target level) and all unvested stock options held by the executive immediately vest, except that as to any TSR-Based Awards, if 12 months of the Performance Period have been completed, vesting will be determined based on total shareholder return as of the date of the change of control without application of four-quarter averaging (see “Compensation Discussion and Analysis — Long-Term Incentive Compensation — Equity and Performance Compensation Awards — Vesting Upon Death, Disability, Retirement or Change of Control”). In addition, any undistributed amounts under the company’s deferred compensation plan will be distributed upon a change of control.

Payments Made Upon Death or Disability, Retirement or Change of Control

If a Named Executive dies, becomes permanently disabled or retires (at age 65 or after) he is generally entitled to the following items:

•	immediate vesting in all unvested stock options, of which currently there are none;

•	in the cases of death or disability, immediate vesting in the 2013 and 2014 performance-contingent restricted stock awards at target amount; and

•	in the case of retirement, for the 2013 and 2014 award of performance-contingent restricted stock, at the normal vesting date a prorated award based upon the retirement date and actual performance (for purposes of the calculations that follow, if actual results are unknown, target values are used), and

•	in the case of a change of control for all equity awards granted prior to 2015 that are reflected in the table below, awards immediately vest at the target level (whether or not the Named Executive Officer is terminated), provided that as to TSR-Based Awards, if 12 months of the Performance Period have been completed, vesting is determined based on the total shareholder return as of the date of the change of control without application of the fourth quarter averaging.

Beginning in 2015, all equity awards granted under the Omnibus Plan will include a double-trigger vesting mechanism upon a change of control.

Amounts shown in the table below represent estimated amounts payable (or realizable) by the company to each Named Executive upon death, disability, or retirement, a change of control without termination or termination in connection with a change of control. Amounts shown in the tables below are the estimated payment amounts assuming that the triggering event occurred on January 3, 2015, the last business day of fiscal 2014. Values in the tables for equity-based awards are calculated using the closing market price of $19.14 of the company’s common stock on January 2, 2015.

	Death/ Disability ($)	Retirement ($)	Change of Control ($)	Termination Following Change of Control(1) ($)
Allen L. Shiver
Cash Severance	—	—	—	5,340,000
Equity Payout	4,908,453	2,758,969	4,491,689	4,491,689
Other Benefits(2)	—	—	—	57,571
TOTAL	4,908,453	2,758,969	4,491,689	9,889,260

FLOWERS FOODS, INC. - 2015 Proxy Statement    45

AUDIT COMMITTEE REPORT

	Death/ Disability ($)	Retirement ($)	Change of Control ($)	Termination Following Change of Control(1) ($)
George E. Deese
Cash Severance	—	—	—	—
Equity Payout	4,993,626	4,170,836	2,496,813	2,496,813
Other Benefits(2)	—	—	—	—
TOTAL	4,993,626	4,170,836	2,496,813	2,496,813
R. Steve Kinsey
Cash Severance	—	—	—	1,666,000
Equity Payout	1,198,164	978,657	599,082	599,082
Other Benefits(2)	—	—	—	57,571
TOTAL	1,198,164	978,657	599,082	2,322,653
Gene D. Lord
Cash Severance	—	—	—	895,870
Equity Payout	1,403,919	1,151,285	701,960	701,960
Other Benefits(2)	—	—	—	48,550
TOTAL	1,403,919	1,151,285	701,960	1,646,380
Bradley K. Alexander
Cash Severance	—	—	—	1,600,500
Equity Payout	918,720	748,096	459,360	459,360
Other Benefits(2)	—	—	—	57,571
TOTAL	918,720	748,096	459,360	2,117,431
(1)	In addition to amounts payable under the Change of Control Plan, each Named Executive is entitled to his pro rata share of any award earned under the Bonus Plan in the year of termination.

(2)	Other Benefits includes the estimated cost of outplacement services and a lump sum amount equal to 18-months of continued health and welfare benefits in accordance with the terms of the Change of Control Plan.

AUDIT COMMITTEE REPORT

One of the audit committee’s primary responsibilities is to represent and assist the board of directors in fulfilling its oversight responsibilities with respect to the integrity of the company’s financial statements. To fulfill these oversight responsibilities, the audit committee has reviewed and discussed the company’s audited consolidated financial statements for the year ended January 3, 2015 with the company’s management and PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm for the year ended January 3, 2015. Management represented to the committee that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The audit committee has reviewed with the internal auditors and PricewaterhouseCoopers LLP the results of their examinations and their assessment of the company’s internal controls and discussed with senior officers of the company the processes undertaken to evaluate the accuracy and fair presentation of the company’s financial statements and the effectiveness of the company’s system of disclosure controls and procedures. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Auditing Standard No. 16, “Communication with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”),

as amended from time to time, including the auditors’ judgment about the quality of the company’s accounting principles as applied in its financial reporting.

In addition, the audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence,” and has discussed with PricewaterhouseCoopers LLP their independence from the company and its management.

Based on the reviews and discussions outlined above, the audit committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended January 3, 2015, which was filed with the SEC on February 25, 2015.

The Audit Committee of the Board of Directors:

Franklin L. Burke, Chairman

Joe E. Beverly

Margaret G. Lewis

James T. Spear

C. Martin Wood III

46    FLOWERS FOODS, INC. - 2015 Proxy Statement

OVERVIEW OF PROPOSALS

This proxy statement contains six proposals requiring shareholder action. Proposal I requests a vote on a proposal submitted by the board of directors of the company to provide for annual elections of all directors beginning in 2017. Proposal II proposes the election of five director-nominees to the board of directors. Proposal III requests an advisory vote on the compensation of the company’s Named Executives. Proposal IV requests the ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for fiscal 2015. Proposal V concerns a shareholder proposal requesting the adoption of a policy that equity awards granted to executive officers will not accelerate vesting upon a change of control, except pro rata up to the time of the executive’s termination. Proposal VI concerns a shareholder proposal requesting that in the future the company seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount in excess of 2.99 times that senior executive’s base salary plus bonus. Each of the proposals is discussed in more detail below.

PROPOSAL I	AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS

After careful consideration, on February 20, 2015, the board of directors voted to approve, and to recommend to our shareholders that they approve, the Declassification Amendments to our Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws currently require that the board of directors be divided into three classes of approximately equal size (Class I, Class II and Class III), each with a three-year term. The terms of the classes are staggered, meaning that only one of the three classes stands for re-election at each annual meeting of shareholders. Declassification of the board of directors will allow our shareholders to vote on the election of our entire board of directors each year, rather than on a staggered basis under our current classified board structure.

If the proposed Declassification Amendments are adopted and become effective, the declassification of the board of directors would be phased in commencing with the 2015 annual meeting and would result in the classified board being fully-phased out (and all directors standing for annual elections) commencing with our 2017 annual meeting. All directors elected by shareholders at or after the 2015 annual meeting will serve for terms expiring at the next annual meeting of shareholders, subject to their earlier death, resignation, retirement, disqualification or removal from office. Directors elected to three-year terms of office prior to the 2015 annual meeting will complete their three-year terms. This will allow for the board of directors to be declassified over a two-year period, as follows:

•	at each annual meeting beginning at the 2015 annual meeting, Class II directors and Mr. Spear, a Class III director who is standing for election in 2015, will be elected for a one-year term;

•	at each annual meeting beginning at the 2016 annual meeting, Class III directors will be elected for a one-year term; and

•	at the 2017 annual meeting, and at each annual meeting thereafter, all directors will be elected for one-year terms.

The Declassification Amendments also provide that, prior to the termination of the division of directors into three classes, any director of any class elected to fill a vacancy will hold office for the same term as remains for that class.

Article VII, Section 1 of our Articles of Incorporation and Section 3.2 of our Bylaws contain the provisions that will be amended if this Proposal I is approved. Annex B to this proxy statement shows the changes contemplated by the proposed Declassification Amendments. If approved by our shareholders, the amendment to our Articles of Incorporation will become effective upon the filing of Articles of Amendment with the Secretary of State of the State of Georgia and the amendment to our Bylaws would become effective immediately thereafter, all of which would occur immediately following the approval of this Proposal I at the annual meeting and prior to consideration of the proposal to elect directors.

Rationale for Declassification

In determining whether to submit to our shareholders a board declassification proposal, the board of directors considered the arguments in favor of and against continuation of the classified board structure and determined that declassification of the board of directors would be in the best interests of the company and our shareholders.

The board of directors recognizes that a classified structure may offer several advantages, such as promoting board continuity and stability, encouraging directors to focus on the long term productivity of the company and ensuring that a majority of the board of directors will always have prior experience with the company. Additionally, classified boards provide effective protection against unwanted takeovers and proxy contests, as they make it difficult for a substantial shareholder to gain control of the board of directors without the cooperation or approval of incumbent directors.

However, the board of directors also recognizes that a classified structure may appear to reduce director accountability to shareholders, since such a structure does not enable shareholders to express a view on each director’s performance by means of an annual vote. Moreover, many institutional investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies.

FLOWERS FOODS, INC. - 2015 Proxy Statement    47

AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS

Vote Required

Proposal I requires the affirmative vote of 66 2/3% of the outstanding shares of our common stock. If Proposal I is not approved, the board of directors will remain classified, and, if elected, four directors will serve as Class II directors until our annual shareholder meeting for 2018 and one director will serve as a Class III director until our annual meeting for 2016.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” the Declassification Amendments to provide that directors will be elected annually beginning in 2017.

48    FLOWERS FOODS, INC. - 2015 Proxy Statement

PROPOSAL II	ELECTION OF DIRECTORS

Currently, the board of directors is currently divided into three classes, with two classes consisting of four members and one class consisting of three members. The directors in each class currently serve for a term of three years. In the past, directors were elected annually to serve until the expiration of the term of their class or until their successors are elected and qualified. The term for Class I directors expires at the annual shareholder meeting for 2017, the term for Class II directors expires as the annual shareholder meeting for 2015 and the term for Class III directors expires at the annual shareholder meeting for 2016. Proposal I in this proxy statement, if approved by shareholders, would declassify the company’s board of directors and provide for the annual election of directors. If Proposal I is approved by shareholders, the directors elected at the annual shareholder meeting for 2015 and at each subsequent meeting thereafter will be elected for one-year terms resulting in the entire board of directors being elected annually beginning with the annual shareholder meeting for 2017. If Proposal I is not approved by shareholders, if elected, the Class II directors will serve until the annual shareholder meeting for 2018, Mr. Spear, the Class III director in 2015, will serve until the annual shareholder meeting for 2016, and all directors will thereafter continue to be elected for three-year terms in accordance with their specific class.

Background information concerning each of our director-nominees and the incumbent directors is provided above under “Directors and Corporate Governance.”

The following nominees are proposed for election as directors to serve until the annual shareholder meeting for 2016 (or election to Class II to serve until the annual shareholder meeting for 2018 if Proposal I is not approved):

•	Joe E. Beverly

•	Amos R. McMullian

•	J.V. Shields, Jr.

•	David V. Singer

Although Messrs. McMullian and Shields have attained the age of 75 and were thus precluded from standing for reelection under our Corporate Governance Guidelines, the board of directors has granted a one-year waiver from this restriction. The board of directors deems Mr. McMullian’s experience as the former chairman of the board of directors and chief executive officer of the company and Mr. Shields’ long tenure on the board of directors and financial experience as critical to the company.

The following nominee is proposed for election as director to serve until the annual shareholder meeting for 2016 (or election to Class III to serve until the annual shareholder meeting for 2016 if Proposal I is not approved):

•	James T. Spear

Unless instructed otherwise, the proxies will be voted for the election of the director-nominees named above to serve for the terms indicated or until their successors are elected and have been duly qualified. If any nominee is unable to serve, proxies may be voted for a substitute nominee selected by the board of directors. However, the board of directors has no reason to believe that any nominee will not be able to serve if elected.

Vote Required

Each of the five nominees for director who receive a majority of the votes cast at the meeting in person or by proxy will be elected (meaning the number of shares voted “for” a director-nominee must exceed the number of votes cast “against” that nominee), subject to the board of directors’ existing policy regarding resignations by directors who do not receive a majority of “for” votes, which is described in our Corporate Governance Guidelines.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” each of the above-named director-nominees.

FLOWERS FOODS, INC. - 2015 Proxy Statement    49

PROPOSAL III	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or, the Dodd-Frank Act, and Section 14A of the Exchange Act provide shareholders with the right to cast an advisory (non-binding) vote to approve the compensation of the Named Executives as disclosed pursuant to the compensation disclosure rules of the SEC. This proposal is commonly known as the “say-on-pay” vote.

In the company’s advisory say-on-pay vote at the 2014 annual meeting, more than 98% of votes cast were “for” approval of the compensation of the Named Executives as disclosed in the 2014 annual meeting proxy statement. At the 2011 annual meeting, we held an advisory vote on the frequency of future say-on-pay votes. A plurality of votes cast at the 2011 annual meeting in the advisory vote on the frequency of future say-on-pay votes were for such vote to occur annually, supporting the board of directors’ recommendation. Based upon such result, the board of directors determined that an advisory say-on-pay shareholder vote will be held every year until the next advisory vote on the frequency of future say-on-pay votes, which will be no later than our 2017 annual meeting of shareholders.

As described in the Compensation Discussion and Analysis, the compensation committee evaluates both performance and compensation to ensure that the company maintains its ability to attract and retain the most qualified executives while motivating high company performance. Highlights of our executive compensation program, as described in the Compensation Discussion and Analysis section, include:

•	Pay opportunities that are:

–	appropriate to the size of the company when compared to peer companies; and

–	heavily performance-based using multiple internal and stock-based performance measures;

•	Disclosure of the financial performance drivers used in our incentives, in numeric terms;
•	A long-term incentives program:

–	that is entirely performance-based and aligned with shareholder interests through links to stock performance and measurement of our return on invested capital performance versus our cost of capital; and

–	whose payout potentials are capped at conservative levels;

•	A clawback provision that allows for recoupment of incentives in certain situations;

•	Beginning with 2015 grants, double-trigger equity vesting upon a change of control;

•	No backdating or repricing of stock options;

•	Stock ownership guidelines for executives and directors;

•	No perquisites; and

•	No employment contracts.

The say-on-pay vote gives our shareholders the opportunity to express their views on the compensation of our Named Executives. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executives and the compensation philosophy, policies and practices described in this proxy statement. Accordingly, we are asking shareholders to approve the following resolution:

“RESOLVED, that the shareholders approve the compensation of the Company’s Named Executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, compensation tables and any related material disclosed in this proxy statement.”

Because this vote is advisory, it will not be binding on the compensation committee, the board of directors or the company. However, the compensation committee and the board of directors value the opinions of the company’s shareholders and will take into account the outcome of the vote when considering future compensation arrangements for the Named Executives.

Vote Required

Proposal III requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “FOR” Proposal III.

50    FLOWERS FOODS, INC. - 2015 Proxy Statement

PROPOSAL IV	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee and board of directors have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 2, 2016. The board of directors recommends that this appointment be ratified.

Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

We have been advised by PricewaterhouseCoopers LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the company or its subsidiaries.

If the shareholders of the company do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2015, the audit committee will reconsider the appointment.

Fiscal 2014 and Fiscal 2013 Audit Firm Fee Summary

During fiscal 2014 and fiscal 2013, we retained our principal accountant, PricewaterhouseCoopers LLP, to provide services in the following categories and amounts:

Audit Fees. Fees for audit services totaled approximately $2,463,000 in 2014 and $2,287,000 in 2013, including fees associated with annual audits, the reviews of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K and in fiscal 2013 a study of the company’s information technology environment.

Audit Related Fees. Fees for audit related services totaled approximately $178,000 in 2014 and $646,000 in 2013. Audit related services principally include services related to audits of certain employee benefit plans, accounting consultations and acquisition due diligence.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $593,000 in 2014 and $469,000 in 2013.

All Other Fees. Fees for all other services not described above totaled approximately $32,000 in 2014 related primarily to a software licensing agreement and agreed upon procedures performed related to a review of the company’s 2014 proxy statement and $834,000 in 2013 related to a software licensing agreement and an information technology security assessment.

All non-audit services were reviewed by the audit committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing function. On an ongoing basis all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP are pre-approved by the audit committee on a case-by-case basis.

Vote Required

Proposal IV requires the affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting in person or by proxy.

Recommendation of the Board

Your board of directors recommends that you vote “FOR” Proposal IV.

FLOWERS FOODS, INC. - 2015 Proxy Statement    51

SHAREHOLDER PROPOSALS

We periodically receive suggestions from our shareholders, some as formal shareholder proposals. We give careful consideration to all suggestions, and assess whether they promote the best long-term interests of the company and its shareholders.

We expect Proposals V and VI to be presented by shareholders at the meeting. Following SEC rules, we are reprinting the proposals and supporting statements as they were submitted to us, other than minor formatting changes. We take no responsibility for them. On request to the Secretary at the address listed under “Questions and Answers about the Annual Meeting and Voting — How can I obtain an Annual

Report on Form 10-K,” we will provide information about the sponsors’ shareholdings, as well as the names, addresses and shareholdings of any co-sponsors. Approval of each of these two proposals requires the affirmative vote of the holders of at least a majority of the shares of our common stock present at the meeting in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSALS V AND VI FOR THE REASONS WE GIVE AFTER EACH ONE.

52    FLOWERS FOODS, INC. - 2015 Proxy Statement

PROPOSAL V	SHAREHOLDER PROPOSAL REGARDING DOUBLE TRIGGER AND PRO-RATA VESTING OF EQUITY AWARDS

RESOLVED: The shareholders ask the board of directors of Flowers Foods, Inc. to adopt a policy that in the event of a change of control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any senior executive officer, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the named executive officer’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2015 annual meeting.

Supporting Statement

Flowers Foods, Inc. (“Company”) allows senior executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive’s performance.

According to last year’s proxy statement, a change of control as of Dec. 27, 2013 could have accelerated the vesting of $28.5 million worth of long-term equity to the Company’s five senior executives, with the former CEO, entitled to $13.6 million.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

Board of Directors Statement in Opposition of Proposal V

The board of directors unanimously recommends that you vote “AGAINST” Proposal V because the Omnibus Plan, under which equity grants are currently being made, already prohibits automatic acceleration of equity awards upon a change of control. Under the Omnibus Plan, vesting of an executive’s equity award upon a change of control requires either failure of the successor to assume the award or a qualifying termination of employment within a specified period of time following such change of control. The board of directors believes double-trigger vesting upon a change of control is appropriate and in the best interests of the company and its stockholders.

The proposal would substitute a more restrictive definition of double-trigger vesting and require pro-rata vesting of equity awards up to the time of a senior executive’s termination of employment upon a change of control. Under this type of pro rata vesting, our senior executives would not recognize the full value of equity awards. These equity awards are a part of an executive compensation program that has been consistently approved by more than 94% of the company’s shareholders. The risk of job loss coupled with the loss of significant equity awards may present an unnecessary distraction for our senior executive officers and could lead them to seek new employment while a change of control transaction is being negotiated or is pending. Without the ability to retain senior executives during a potential change of control, our ability to deliver maximum shareholder value in the transaction could be impaired and, should the transaction not be completed, disrupt our operations.

We believe that our existing double-trigger vesting practice will motivate our employees, including our senior executive officers, to continue to work for us, even if they perceive that a change of control is imminent, preventing the potential loss of key personnel at a time when retaining such employees could have a critical impact on the successful execution of a change of control transaction that would benefit our shareholders. The adoption of pro-rata vesting, which is not market practice, would place the company, especially given its size and the nature of its industry, at a competitive disadvantage in retaining, attracting and motivating talented executives and would impose a restrictive, untested structure on our compensation practices.

FLOWERS FOODS, INC. - 2015 Proxy Statement    53

SHAREHOLDER PROPOSAL REGARDING DOUBLE TRIGGER AND PRO-RATA VESTING OF EQUITY AWARDS

We note that the companies cited by the proponent in the supporting statement (e.g., Apple, Chevron, ExxonMobil and IBM) are considerably larger than the company, as such do not have the same risk of a change of control, and do not compete for executive talent in the same manner as the company.

The board of directors believes the current provision for the double-trigger vesting of executive officer equity awards is appropriate and effective, is consistent with the company’s compensation philosophy and is in the best interests of the company and its shareholders.

Recommendation of the Board

Your board of directors unanimously recommends that you vote “AGAINST” Proposal V.

54    FLOWERS FOODS, INC. - 2015 Proxy Statement

PROPOSAL VI	SHAREHOLDER APPROVAL OF FUTURE SEVERANCE AGREEMENTS

RESOLVED: That the shareholders of Flowers Foods, Inc. (“the Company”) urge the Board of Directors to seek shareholder approval of future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the executives’ base salary plus bonus.

“Future severance agreements” include, employment agreements containing severance provisions, special retirement provisions and agreements renewing, modifying or extending existing agreements.

“Benefits” include lump-sum cash payments (including payments in lieu of medical and other benefits); the payment of any “gross-up” tax liability; the estimated present value of special retirement provisions; any stock or option awards that are awarded under any severance agreement; any prior stock or option awards as to which the executive’s access is accelerated under the severance agreement; fringe benefits; and, consulting fees (including reimbursable expenses) to be paid to the executive.

Supporting Statement

We believe that requiring shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times an executive’s base salary plus bonus, will provide valuable feedback, encourage restraint, and strengthen the hand of the Board’s compensation committee.

According to the Summary of Potential Payments Upon Termination or Change in Control on page 40 of the Company’s 2014 Proxy Statement, if there is a change of control and the chief executive officer is terminated, he will receive three times the sum of his base salary and three times his target award under the Bonus Plan. According to the Company’s 2014 Proxy Statement, if there had been a change of control and termination on December 27, 2013, the CEO would have received a cash severance of $4.7 million, in addition to payments for equity awards and other benefits. In the CEO’s case, he would receive $6.2 million in unearned accelerated equity as part of his total benefits in a change of control and termination scenario.

We urge shareholders to vote FOR this proposal to urge the board to seek shareholder ratification of severance packages with a total cost exceeding 2.99 times an executive’s base salary plus bonus.

Board of Directors Statement in Opposition of Proposal VI

The board of directors unanimously recommends that you vote “AGAINST” Proposal VI because it believes its adoption is unnecessary and unwarranted for reasons discussed below.

Under the Omnibus Plan, there is no automatic acceleration of vesting upon a change of control. Rather, vesting of an executive’s equity award after a change of control requires either failure of the successor to assume the award or a qualifying termination of employment within a specified period of time following such change of control.

Further, the compensation committee already supports reasonable and appropriate limits on severance payments and thus limits the costs associated with change of control severance arrangements. For example, the company’s Change of Control Plan does not include excise tax gross ups, consulting fees, additional equity grants or special retirement provisions.

In addition, SEC rules already enable the Company’s stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers (including severance arrangements) as disclosed in this proxy statement. The company’s severance agreements are part of an executive compensation program that has consistently been approved by more than 94% of the company’s shareholders. SEC rules further require a separate approval of golden parachute compensation agreements or understandings payable to named executive officers in connection with a sale, merger or related transaction.

The board of directors also disagrees with the proponent’s characterization of amounts payable under outstanding equity awards after a qualifying termination of employment connected with a change of control as severance payments. In the board of directors’ view, it would be inappropriate to include an estimated value of these amounts in the severance calculation because they are earned by executives during the course of their employment. Long-term equity-based incentive awards represent 65% of our chief executive officer’s annual compensation opportunity and more than 50% of our other named executive officer’s annual compensation opportunities. Currently, these awards consist of ROIC-based and TSR-based performance contingent restricted stock units that are granted under the Omnibus Plan. Because in a change of control many of these employees would lose their positions, be assigned diminished responsibilities or transferred, the company wants to provide these already partially earned benefits to employees. These benefits are important so that while a change of control is pending, employees promote decisions in the best interests of shareholders, remain focused on the operations of the business and continue to create shareholder value.

The board of directors believes the compensation committee is in the best position to establish senior executive compensation arrangements in a manner it believes will allow the company to attract and retain the best possible executive talent and to motivate executives to maximize shareholder returns. The compensation committee believes that adopting the proposed severance approval policy would frustrate two primary goals of its executive compensation program — to attract and retain highly qualified executives. For these reasons, the board of directors believes that Proposal VI is not in the best interests of the company and its shareholders.

FLOWERS FOODS, INC. - 2015 Proxy Statement    55

2016 SHAREHOLDER PROPOSALS

Recommendation of the Board

Your board of directors unanimously recommends that you vote “AGAINST” Proposal VI.

2016 SHAREHOLDER PROPOSALS

In order to properly submit a proposal for inclusion in the proxy statement for the 2016 annual meeting, you must follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal at our principal corporate offices in Thomasville, Georgia as set forth below no later than December 26, 2015.

If you wish to present a proposal before the 2016 annual meeting, but do not wish to have the proposal considered for inclusion in the proxy statement and proxy card, you must follow the procedures outlined in our amended and restated bylaws. We must receive your shareholder proposal at the address noted below no earlier than February 6, 2016 and no later than March 7, 2016. If your proposal is not properly brought before the annual meeting in accordance with our amended and restated bylaws, the chairman of the board of directors may declare such proposal not properly brought before the annual meeting, and it will not be acted upon.

Any proposals or notices should be sent to:

Stephen R. Avera

Executive Vice President, Secretary and General Counsel

Flowers Foods, Inc.

1919 Flowers Circle

Thomasville, Georgia 31757

56    FLOWERS FOODS, INC. - 2015 Proxy Statement

ANNEX A (NON-GAAP FINANCIAL MEASURES)

Information Regarding Non-GAAP Financial Measures

The company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (GAAP). However, from time to time, the company may present in its public statements, press releases and SEC filings, non-GAAP financial measures such as, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income margin and adjusted net income per diluted share to measure the performance of the company and its operating divisions (collectively, the “Non-GAAP Measures”). EBITDA is used as the primary performance measure in the company’s Annual Executive Bonus Plan. The company defines EBITDA as earnings from continuing operations before interest, income taxes, depreciation, amortization and income attributable to non-controlling interest. The company believes that EBITDA is a useful tool for managing the operations of its business and is an indicator of the company’s ability to incur and service indebtedness and generate free cash flow. Furthermore, pursuant to the terms of our credit facility, EBITDA is used to determine the company’s compliance with certain financial covenants. The company also believes that EBITDA measures are commonly reported and widely used by investors and other interested parties as measures of a company’s operating performance and debt servicing ability because EBITDA measures assist in comparing performance on a consistent basis without regard to depreciation or amortization, which can vary significantly depending upon accounting methods and non-operating factors (such as historical cost). EBITDA is also a widely-accepted financial indicator of a company’s ability to incur and service indebtedness. The Non-GAAP Measures exclude additional costs that we consider important to present to investors. These include, but are not limited to, the costs of closing a plant or costs associated with acquisition-related activities, certain impairment charges and other non-recurring expenses. We believe that financial information excluding certain transactions not considered to be part of the ongoing business improves the comparability of earnings results. We believe investors will be able to better understand our earnings results if these transactions are excluded from the results. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. The Non-GAAP measures should not be considered an alternative to (a) income from operations or net income (loss) as a measure of operating performance; (b) cash flows provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the company’s ability to meet its cash needs; or (c) any other indicator of performance or liquidity that has been determined in accordance with GAAP. Our method of calculating the Non-GAAP measures may differ from the methods used by other companies, and, accordingly, may not be comparable to similarly titled measures used by other companies. The reconciliations below provide a reconciliation of our net income, the most comparable GAAP financial measure to adjusted EBITDA and adjusted net income and a reconciliation of earnings per diluted share to adjusted earnings per diluted share.

Net Income to Adjusted EBITDA

(Dollars in Thousands)	2014
Net income	$175,739
Income tax expense	$92,315
Interest expense, net	$7,341
Depreciation and amortization	$128,961
EBITDA	$404,356
Asset impairment/Leo’s divestiture	$9,301
Pension plan settlement loss	$15,387
Adjusted EBITDA	$429,044
MARGIN	11.4%

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ANNEX A (NON-GAAP FINANCIAL MEASURES)

Net Income to Adjusted Net Income

(Dollars in Thousands)	2014
Net income	$175,739
Asset impairment/Leo’s divestiture	$6,452
Pension plan settlement loss	$9,910
Adjusted net income	$192,101
MARGIN	5.1%

Earnings Per Diluted Share to Adjusted Earnings Per Diluted Share

2014
Earnings per diluted share	$0.82
Asset impairment/Leo’s divestiture	$0.03
Pension plan settlement loss	$0.05
Adjusted earnings per diluted share	$0.90

A-2    FLOWERS FOODS, INC. - 2015 Proxy Statement

ANNEX B (PROPOSED AMENDMENTS TO RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS)

The proposed Declassification Amendments would amend our Articles of Incorporation by amending and restating SECTIONS 1, 3 and 4 of ARTICLE VII in their entirety as follows:

“SECTION 1. Number, Election and Terms of Directors. The number of the Directors of the Corporation shall not be less than 3 nor more than 16 and shall be fixed from time to time in the manner described in the Bylaws.

~~The Directors shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The Directors first appointed to Class I shall hold office for a term expiring at the annual meeting of shareholders to be held in 2002, Directors first appointed to Class II shall hold office for a term expiring at the annual meeting of shareholders to be held in 2003 and the Directors first appointed to Class III shall hold office for a term expiring at the annual meeting of shareholders to be held in 2004 with the members of each class to hold office until their successors are elected and qualified. Unless otherwise required by applicable law, at each succeeding annual meeting of the shareholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected, in accordance with the last two sentences of this Section 1 of Article VII, to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Notwithstanding the foregoing, if at the time of any~~Beginning at the 2015 annual meeting of shareholders, the ~~Corporation is prohibited by applicable law from having a classified Board of~~ Directors~~, all of the~~ whose terms expire at that meeting (or such Directors’ successors) shall be elected ~~at such annual meeting for a one year term only. If at the time of any subsequent annual meeting of shareholders the Corporation is no longer prohibited by applicable law from having a classified Board of Directors, the Board of Directors shall again be classified in accordance with the first sentence of this paragraph, and at such annual meeting Directors initially shall be elected to serve in either Class I, Class II or Class III~~ to hold office for a one-year term expiring at the ~~first, second or third succeeding~~2016 annual meeting of ~~the~~shareholders; at the 2016 annual meeting of shareholders, ~~respectively; thereafter~~the Directors whose terms expire at that meeting (or such Directors’ successors ~~to each Class~~) shall be elected ~~in accordance with the third sentence of this paragraph; such classified Board of Directors at all times being subject to the immediately preceding sentence of this paragraph.~~to hold office for a one-year term expiring at the 2017 annual meeting of shareholders; and at the 2017 annual meeting of shareholders and each annual meeting of shareholders thereafter, all Directors shall be elected to hold office for a one-year term expiring at the next annual meeting of shareholders and until such Director’s successor shall have been elected and qualified.

Elections of Directors need not be by written ballot unless requested by the Chairman of the Board of Directors or by the holders of a majority of the voting power of the then outstanding shares of Common Stock present in person or represented by proxy at a meeting of the shareholders at which Directors are to be elected. ~~Each~~ A nominee ~~to succeed a~~for Director ~~of the Class of Directors whose term expires at that meeting~~ shall be elected by the vote of the majority of the votes cast with respect to that nominee’s election at ~~the~~any meeting held for the election ~~of such Class~~ of Directors at which a quorum is present, provided, however, that if the number of nominees ~~for such Class of Director~~ exceeds the number of Directors ~~of such Class~~ to be elected, the nominees receiving the greatest number of votes (up to the number of ~~directors~~Directors to be elected) shall be elected. For purposes of the preceding sentence, a “majority of the votes cast” means that the number of shares of Common Stock voted “for” a nominee’s election exceeds the number of shares of Common Stock voted “against” that nominee’s election.

SECTION 3. Newly Created Directorships and Vacancies. Unless otherwise required by applicable law, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected ~~in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred~~by reason of an increase in the number of Directors shall be elected only for a term of office continuing until the next election of Directors by the shareholders and until the election and qualification of such Director’s successor ~~shall have been elected and qualified~~. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

SECTION 4. Removal. Unless otherwise required by applicable law, any Director ~~may be removed from office by the~~serving for a term expiring at the third annual meeting of shareholders following the election of such Director shall be removable only for cause, and ~~only in the manner provided in this Section 4 of Article VII~~all other Directors, including all Directors elected at the 2017 annual meeting of shareholders and thereafter, shall be removable either with or without cause. At any annual meeting or special meeting of the shareholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, unless otherwise required by applicable law, the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding Common Stock ~~may~~shall be required to remove such Director or Directors ~~for cause. In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual Directors, in addition to considering the effects of any action on the Corporation or its shareholders, may~~

FLOWERS FOODS, INC. - 2015 Proxy Statement    B-1

~~consider the interests of employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the communities in which offices or other establishments of the Corporation and its subsidiaries are located, and all other factors such Directors deem pertinent; provided, however, that this Article VIII shall be deemed solely to grant discretionary authority to the Directors and shall not be deemed to provide to any constituency any right to be considered.~~, whether with or without cause.

The proposed Declassification Amendments would amend our Bylaws by amending and restating Sections 3.2, 3.3 and 3.4 in their entirety as follows:

3.2 Number, Qualification and Term of Office. The authorized number of Directors may be determined from time to time only by a vote of a majority of the Whole Board (as defined in Section 2.3 of these Bylaws) or by the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, but in no case shall the number of Directors be fewer than 3 or more than 16. The Directors shall be natural persons of the age of eighteen (18) years or older, but need not be residents of the State of Georgia or hold shares of stock in the Corporation. ~~The Directors shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. The Directors first appointed to Class I shall hold office for a term expiring at the~~ At each annual meeting of shareholders ~~to be held in 2002; the Directors first appointed to Class II shall hold office for a term expiring at the~~beginning at the 2015 annual meeting of shareholders ~~to be held in 2003; and the Directors first appointed to Class III shall hold office for a term expiring at the annual meeting of shareholders to be held in 2004, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the shareholders of the Corporation, the successors of the Class of~~, Directors whose terms expire at that meeting (or such Directors’ successors) shall be elected in accordance with the Articles of Incorporation for a one-year term. Accordingly, at the 2015 annual meeting of shareholders, the Directors whose terms expire at that meeting (or such Directors’ successors) shall be elected to hold office for a one-year term expiring at the 2016 annual meeting of shareholders; at the 2016 annual meeting of shareholders ~~held in the third year following the year of their election.~~, the Directors whose terms expire at that meeting (or such Directors’ successors) shall be elected to hold office for a one-year term expiring at the 2017 annual meeting of shareholders; and at the 2017 annual meeting of shareholders and each annual meeting of shareholders thereafter, all Directors shall be elected to hold office for a one-year term expiring at the next annual meeting of shareholders.

3.3 Vacancies and Newly Created Directorships. Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected ~~to fill a vacancy shall be elected for the unexpired term of the class of Directors in which the vacancy occurred. Any Director elected~~ by reason of an increase in the number of ~~directors~~Directors shall be elected only for a term of office continuing until the next election of ~~directors~~Directors by the shareholders and until the election and qualification of such Director’s successor. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of his or her predecessor. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director. A vacancy that will occur at a specific date (including but not limited to a resignation that specifies a later date) may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs.

3.4 Removal of Directors. Any ~~or all of the Directors of the Corporation may be removed with cause by~~Director serving for a term expiring at the third annual meeting of shareholders following the election of such Director shall be removable only for cause, and all other Directors, including all Directors elected at the 2017 annual meeting of shareholders and thereafter, shall be removable either with or without cause. The removal of any Director, whether with or without cause, shall require the affirmative vote of the holders of at least 66-2/3% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. A Director may be removed by the shareholders only at a meeting called for the purpose of removing him, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.

B-2    FLOWERS FOODS, INC. - 2015 Proxy Statement

FLOWERS FOODS, INC. SHAREHOLDER RELATIONS DEPT. 1919 FLOWERS CIRCLE THOMASVILLE, GA 31757

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 4, 2015 (June 3, 2015 for 401(k) plan participants). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Flowers Foods, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 4, 2015 (June 3, 2015 for 401(k) plan participants). Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Flowers Foods, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M85290-P62932 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLOWERS FOODS, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL:		For	Against	Abstain

1.	To approve the Declassification Amendments to provide that, beginning in 2017, all directors will be elected on an annual basis for a term of one year;	☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE DIRECTOR-NOMINEES:					THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:		For	Against	Abstain
2.	To elect as directors of the company the five nominees identified in this proxy statement, each to serve for a term of one year (or, if the Declassification Amendments are not approved, four nominees as Class II directors until the annual meeting of shareholders for 2018 and, one nominee as a Class III director until the annual meeting of shareholders for 2016);	For	Against	Abstain	3.	To approve by advisory vote the compensation of the company’s named executive officers;	☐	☐	☐
					4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Flowers Foods, Inc. for the fiscal year ending January 2, 2016;	☐	☐	☐
	2a. Joe E. Beverly 2b. Amos R. McMullian 2c. J. V. Shields, Jr. 2d. David V. Singer	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE FOLLOWING PROPOSALS:

5.    Shareholder proposal regarding the vesting of equity awards of executive officers upon a change of control, if properly presented at the annual meeting; and

							For ☐	Against ☐	Abstain ☐
	2e. James T. Spear	☐	☐	☐	6. Shareholder proposal regarding shareholder approval of certain future severance agreements for senior executives, if properly presented at the annual meeting.		☐	☐	☐

Please date this Proxy and sign it exactly as your name or names appear(s) on the stock certificates or on a label affixed hereto. When shares are held jointly, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. If shares are held by a corporation, please sign in full the corporate name by its president or other authorized officer. If shares are held by a partnership, please sign in the partnership name by an authorized person.

NOTE: In their discretion, the proxies are authorized to vote on any other matters that may properly come before the annual meeting or any adjournment thereof.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)			Date

FLOWERS FOODS, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy. Your vote is important, and we encourage you to exercise your right to vote these shares. Please mark the boxes on the reverse side of this proxy card to indicate your vote. Then sign the card and return it in the enclosed postage-paid envelope, or follow the instructions on the reverse side of this proxy card for Internet or telephone voting. Your vote must be received prior to the Annual Meeting of Shareholders on June 5, 2015.

If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Great-West Trust Company, LLC the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to the account. Any unvoted or unallocated shares will be voted by the Trustee in the same proportion on each proposal as the Trustee votes the shares of stock credited to the 401(k) plan participants’ accounts for which the Trustee receives voting directions from the 401(k) plan participants. The number of shares that are eligible to vote is based on the balance in the 401(k) plan on April 2, 2015, the record date for the Annual Meeting. Because all of the shares in the 401(k) plan are registered in the name of Great-West Trust Company, LLC as Trustee, you will not be able to vote these shares in the 401(k) plan in person at the Annual Meeting on June 5, 2015.

If you own stock directly in your own name as well as in the 401(k) plan, separate share totals are indicated on the reverse side of this voting instruction form. If you own stock indirectly through a bank or broker, as well as in the 401(k) plan, you will receive a separate voting instruction form from the bank or broker.

Thank you.

Flowers Foods, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M85291-P62932

FLOWERS FOODS, INC.

1919 Flowers Circle

Thomasville, Georgia 31757

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2015

The undersigned hereby appoints George E. Deese, Allen L. Shiver, R. Steve Kinsey and Stephen R. Avera as proxies, with power to act without the other, and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Flowers Foods, Inc. held of record on April 2, 2015, by the undersigned at the Annual Meeting of Shareholders to be held on June 5, 2015, and at any adjournment or postponement thereof. The above-named proxies of the undersigned are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

If you are a participant in the Flowers Foods, Inc. 401(k) Retirement Savings Plan, you have the right to direct Great-West Trust Company, LLC the Trustee of the 401(k) plan, how to vote the Flowers Foods, Inc. common shares allocated to this account. This proxy card also acts as a voting instruction form to provide voting directions to the Trustee.

The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side and are authorized to vote, in their discretion, on any other business that may properly come before the Annual Meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED ON THE REVERSE SIDE. IF NO INDICATION IS MADE, ANY EXECUTED PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” THE ELECTION OF THE DIRECTOR-NOMINEES LISTED ON THE REVERSE SIDE, “FOR” PROPOSALS 3 AND 4 AND “AGAINST” PROPOSALS 5 AND 6, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THE PROXY